Exhibit 17(j)
                                  ANNUAL REPORT
                                DECEMBER 31, 2003







                    The Riverfront Large Company Select Fund
                          The Riverfront Balanced Fund
                    The Riverfront Small Company Select Fund
                        The Riverfront Select Value Fund
                   The Riverfront U.S. Government Income Fund
           The Riverfront U.S. Government Securities Money Market Fund


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   NOT FDIC INSURED          NO BANK GUARANTEE             MAY LOSE VALUE
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


Table of Contents

Management's Discussion of Fund Performance.............................   2

Financial Highlights....................................................  14

Schedules of Portfolio of Investments...................................  18

Notes to Portfolio of Investments.......................................  30

Statements of Assets and Liabilities....................................  31

Statements of Operations................................................  33

Statements of Changes in Net Assets.....................................  35

Notes to Financial Statements...........................................  37

Independent Auditors' Report............................................  47

Board of Trustees and Trust Officers....................................  48

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE
(unaudited)

                            LARGE COMPANY SELECT FUND

Stocks were back in favor in 2003 following three years of declines as the economy came to life and corporate earnings accelerated. The Riverfront Large Company Select Fund (the "Fund") returned 21.60% 1 (Investor A Shares at Net asset value ("NAV")) for the twelve-month period, versus 28.67% for the Standard & Poor's 500 Index 2 ("S&P 500 Index") and 29.76% for the Russell 1000 Growth Index 3. All three measures demonstrated strong returns in the equity markets from a base of widespread uncertainty leading into the Iraq war, facilitated by renewed confidence in spending habits by consumers and businesses.

Investors anticipated a fast resolution to the Iraqi war, buying stocks at the onset of conflict to spur a rally that continued throughout the rest of the year. Leadership was found in the most deeply cyclical, or "low quality" stocks whose prospects for survival were lowest throughout the three-year bear market. Our disciplined approach in screening for companies with higher predictability and sustainability of earnings mitigated performance. While these companies performed well, they did not possess the volatility characteristics capable of generating the excess returns found this year. Our belief is that over time, sustained earnings, sales, and margin growth are keys to long term price performance for a company. We were also more inclined to maintain a defensive posture early in the year, given our desire to protect our investors' money in a time of such heightened uncertainty. In the fourth quarter, the "low-quality" rally abated with rotation into names that better fit our profile, helping the Fund post returns in excess of its benchmark and peer group.

The portfolio's top winners this year included Intel Corp., on a recovery in semiconductor demand; Cisco Systems, Inc., with high margins that enabled the company to turn small sales gains into robust earnings growth; and Nextel Communications, Inc., whose push-to-talk cellular service defied its detractors by posting significant market share gains. Defensively-oriented consumer staples and health care issues struggled as investors shied away from slower but more stable earnings growth.

Technology companies dominated sector leadership, with strong performance coming late in the year by Materials and Industrial names with the help of a weaker dollar and a powerful rebound in manufacturing. The coming year may well see this trend continue as the economy continues its expansion and higher demand for manufactured goods originates from growth in China and India. Health Care names stand to benefit from developments in biotechnology, while margin improvements and a recovery in the capital markets set the stage for action in financial concerns.

We anticipate further growth in the economy with the backdrop of low inflation, reduced geopolitical risk, and a high level of confidence in further growth that enables businesses and consumers to make spending decisions. A major catalyst or concurrence of factors may be required to break the current momentum (political events, surprise inflation, etc.), but the trend favors continued growth and the demand for products and services which drive corporate earnings and ultimately stock prices. We also anticipate leadership in the coming year will reside in companies with the ability to sustain earnings growth, posting measures that demonstrate long-term demand such as sales acceleration and margin expansion, but with room in the valuations to discount such improvements.

  1 Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance is available at our website www.riverfrontfunds.com or by calling 1-800-424-2295.

  2 The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Investments cannot be made in an index.

  3 The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. The index is unmanaged and investments cannot be made in an index.

(unaudited)

             Investor A (No Load)    S&P 500 Index    Russell 1000 Growth
12/31/1993                $10,000          $10,000                $10,000
12/31/1994                 10,074           10,132                 10,262
12/31/1995                 13,630           13,940                 14,077
12/31/1996                 16,949           17,140                 17,332
12/31/1997                 21,683           22,858                 22,617
12/31/1998                 30,146           29,398                 31,372
12/31/1999                 40,266           35,586                 41,774
12/31/2000                 32,176           32,348                 32,409
12/31/2001                 23,444           28,505                 25,791
12/31/2002                 17,205           22,205                 18,600
12/31/2003                 19,980           28,571                 24,134

Average Annual Total Return for the Period Ended December 31, 2003
                            1 Year             5 Year            10 Year
                         -------------------------------------------------------
Investor A Shares 3         16.16%            (7.89)%              7.16%

                  Investor B         S&P 500 Index        Russell 1000 Growth
1/2/1997             $10,000               $10,000                    $10,000
12/31/1997            12,697                13,336                     13,049
12/31/1998            17,522                17,151                     18,100
12/31/1999            23,220                20,762                     24,102
12/31/2000            18,416                18,872                     18,699
12/31/2001            13,115                16,630                     14,880
12/31/2002             9,493                12,955                     10,732
12/31/2003            11,697                16,669                     13,924

Average Annual Total Return for the Period Ended December 31, 2003
                              1 Year        5 Year     Since Inception (1/2/97)
                         -------------------------------------------------------
Investor B Shares 3           16.67%       (8.07)%              2.27%


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. RETURNS SHOWN DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON THE FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. FOR AFTER-TAX RETURNS, VISIT WWW.RIVERFRONTFUNDS.COM OR BY CALLING 1-800-424-2295. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. MUTUAL FUNDS ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANK AND ARE NOT FEDERALLY INSURED.

The quoted performance of Investor A Shares of this Fund includes performance of certain collective trust funds accounts ("Commingled Accounts") advised by the Provident Bank, for periods dating back to 8/30/86 and prior to the fund's commencement of operations on 1/2/97, as adjusted to reflect the expenses associated with the Fund. The Commingled Accounts were not registered with the Securities and Exchange Commission ("SEC") and therefore, were not subject to the investment restrictions imposed by law on registered mutual funds. If the accounts had been registered, the account's performance may have been adversely affected.

1 Represents a hypothetical investment of $10,000 in the Fund. The beginning value of the Investor A Shares of the Fund reflects the deduction of the maximum sales charge of 4.50% ($10,000 in investment minus $450 sales charge=$9,550). The ending value of the Investor B Shares of the Fund reflects a 1.00% contingent deferred sales charge on any redemption less than seven years from the purchase date. The maximum contingent deferred sales charge is 4.00% on any redemption less than four years from the purchase date. The Fund's performance assumes the reinvestment of all dividends and distributions.
2 The S&P 500 Index and the Russell 1000 Growth Index are not adjusted to reflect sales charges, expenses, or other fees that the SEC requires to be reflected in the Fund's performance. The S&P 500 Index and the Russell 1000 Growth Index have been adjusted to reflect reinvestment of dividends on securities in the indexes. The indexes are unmanaged.

3 Total returns quoted reflects all applicable sales charges and contingent deferred sales charges.

(unaudited)

                                  BALANCED FUND

The pressure of a three-year bear market was finally relieved in 2003 by the S&P 500 Index 1 advancing strongly and finishing up 28.67%. Bonds also made a positive return for the fourth consecutive year with the Lehman Brothers Government/Credit Bond Index 2 advancing 4.68% for 2003. With the economy showing a very high growth rate, (third quarter gross domestic product ("GDP") had the highest growth rate in 20 years) it is not surprising that stocks advanced. What is surprising is the fact that bonds did not decline in the face of the equities' strength. High productivity and a jobless recovery so far has allowed the Federal Reserve Board (the "Fed") to keep interest rates low. The Riverfront Balanced Fund (the "Fund") produced a total return of 16.34% 3 (Investor A Shares at NAV) for the year.

The Fund started the year with an equity exposure around 60% and maintained that for the first part of the year. Equity exposure increased gradually through the second and third quarter, being close to 73% by the fourth quarter and maintaining that exposure at year-end. (The maximum equity exposure in this Fund is 75%.) Sector exposure did not change drastically over the course of the year. Overweights in financials, technology, and consumer discretion were maintained through most of 2003. Consumer staples and health care underweights were maintained through most of the year. The largest positions in the Fund at year-end were Devon Energy Corp., 3M Co., and American Express Co. The highest performing stocks this year were stocks with little or no earnings or absolute low price, typically what would be called low quality stocks. Our focus this year and going forward will be on the higher quality stocks with solid earning potential and good balance sheet characteristics.

The bond portion of the Fund maintained a low duration 4 strategy concentrated in government agency bonds through the first half of the year. This duration was increased to around three years in the second half and ended the year there. This led to an underperformance on the fixed income side of the Fund as the Treasury market maintained positive returns for the fourth consecutive year. We plan to continue with the intermediate duration strategy into 2004.

Our economic outlook for 2004 is optimistic for the economy and earnings. We anticipate solid equity returns but closer to the yearly average rather than the spectacular advance this year and we anticipate modest to low returns on the fixed income side.

1 The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Investments cannot be made in an index.

2 The Lehman Brothers Government/Credit Bond Index is an unmanaged index composed of all bonds that are investment grade rated Baa or higher by Moody's Investors Service or BBB or higher by Standard & Poor's, if unrated by Moody's Investors Service. Issues must have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. Indexes are rebalanced monthly by market capitalization. Investments cannot be made in an index.

3 Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance is available at our website www.riverfrontfunds.com or by calling 1-800-424-2295.

4 Duration is a measure of a security's price sensitivity to changes in interest rates. Securities with longer durations are more sensitive to changes in interest rates than securities of shorter durations.

(unaudited)

                                                          Lehman Brothers
                                                       Intermediate Gov't
               Investor A Shares       S&P 500 Index  Corporate Bond Index
9/1/1994                  $9,550             $10,000               $10,000
12/31/1994                 9,472               9,753                 9,650
12/31/1995                11,445              13,418                11,507
12/31/1996                12,104              16,499                11,842
12/31/1997                14,134              22,003                12,993
12/31/1998                17,708              28,298                14,227
12/31/1999                20,037              34,255                13,921
12/31/2000                20,320              31,138                15,569
12/31/2001                17,158              27,439                16,894
12/31/2002                14,560              21,375                18,756
12/31/2003                16,939              27,503                19,634

Average Annual Total Return for the Period Ended December 31, 2003
                           1 Year          5 Year       Since Inception (9/1/94)
                         -------------------------------------------------------
Investor A Shares 3        11.13%         (1.79)%                 5.81%

                                                             Lehman Intermediate
               Investor B Shares        S&P 500 Index    Gov't Credit Bond Index
1/17/1995                $10,000              $10,000                    $10,000
12/31/1995                12,053               13,758                     11,924
12/31/1996                12,688               16,917                     12,271
12/31/1997                14,694               22,560                     13,467
12/31/1998                18,271               29,015                     14,743
12/31/1999                20,482               35,122                     14,426
12/31/2000                20,617               31,926                     16,134
12/31/2001                17,277               28,133                     17,507
12/31/2002                14,558               21,916                     19,436
12/31/2003                16,805               28,199                     20,346

Average Annual Total Return for the Period Ended December 31, 2003
                             1 Year       5 Year    Since Inception (1/17/95)
                         -------------------------------------------------------
Investor B Shares 3          11.44%      (1.98)%               5.97%


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. RETURNS SHOWN DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON THE FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. FOR AFTER-TAX RETURNS, VISIT WWW.RIVERFRONTFUNDS.COM OR BY CALLING 1-800-424-2295. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. MUTUAL FUNDS ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANK AND ARE NOT FEDERALLY INSURED.

1 Represents a hypothetical investment of $10,000 in the Fund. The beginning value of the Investor A Shares of the Fund reflects the deduction of the maximum sales charge of 4.50% ($10,000 investment minus $450 sales charge=$9,550). The ending value of the Investor B Shares of the Fund does not reflect a contingent deferred sales charge on any redemption over seven years from the purchase date. The maximum contingent deferred sales charge is 4.00% on any redemption less than four years from the purchase date. The Fund's performance assumes the reinvestment of all dividends and distributions.

2 The S&P 500 Index and the Lehman Brothers Government/Credit Bond Index are not adjusted to reflect sales charges, expenses, or other fees that the SEC requires to be reflected in the Fund's performance. The S&P 500 Index and the Lehman Brothers Government/Credit Bond Index have been adjusted to reflect reinvestment of dividends on securities in the indexes. The indexes are unmanaged.

3 Total returns quoted reflects all applicable sales charges and contingent deferred sales charges.

(unaudited)

                            SMALL COMPANY SELECT FUND

For the year ending December 31, 2003, The Riverfront Small Company Select Fund (the "Fund") exceeded the returns of its benchmark and peer group as small-capitalization stocks 1 enjoyed their best gains in many years. The Fund returned 44.89% 2 (Investor A Shares at NAV) versus 37.53% for the S&P 600 Small Cap Index 3 and 37.31% for the S&P 600 Small Cap/Barra Growth Index4. Performance was consistent with returns in excess of the benchmark for each of the four quarters, and the Fund outperformed its peers for a second straight year. As a result, the Fund attracted new assets and combined with market appreciation, doubled in size over the course of the year.

The twelve-month period was marked by a recovery in the equity markets following three years of decline. A time of intense uncertainty early in the year leading up to the war in Iraq resulted in stagnant returns in the first quarter, but resolution to the speculation sparked a rally in late March that persevered through the ensuing three quarters. Confidence returned on the part of consumers, business leaders, and investors, sparking economic growth and creating demand amidst a low inflation, growth-ready environment. Stocks that were most deeply cyclical rose sharply and led the year's returns.
This was particularly evident for example in technology issues whose prospects tend to flourish or die with the ebb and flow of the economy. Consumer names also performed well as higher incomes, low interest rates, record mortgage refinancings, and tax cuts left consumers flush with cash and a willingness to spend it. As the year progressed, a recovery in manufacturing, soaring commodity prices, and a falling dollar benefited industrial and materials stocks.

In positioning the Fund to take advantage of the strong economic growth, we targeted sales acceleration as a primary indicator of demand for a company's product or service. We also evaluated growth prospects with other fundamental factors such as valuation metrics, financial health, and actions taken by company management. In addition, we paired our bottom-up selection with a top-down view of economic conditions, industry characteristics, and technical measures, to anticipate demand for a company's shares. This process allowed us to find winners among this year's "rising tide," and discipline with position management kept us vigilant in taking profits or cutting losses early. Southern Peru Copper led the portfolio this year on a falling dollar and exports to China. August Technology followed on its cost-saving devices in the semiconductor manufacturing process and Ryland Group soared on a record year in the U.S. housing market.

While we may not see the robust returns of 2003 in the coming year for small companies, we feel the backdrop for extended earnings growth at small companies is favorable. Many companies trade at minor premiums or even discounts to their sales, yet continue to project double-digit growth rates. Other companies possess lofty multiples but continue to surpass expectations as orders continue to increase. A shift in focus from a strong consumer to the acceleration in business capital spending favors continued leadership in technology, industrial and materials names. Biotech firms show promise over the next few months with product development, while financial firms are focused on margin improvements.

The expected growth in the economy this year supports the efforts by small companies to innovate with niche products, add unique services, and provide cutting edge resources to larger companies. Leadership in quality names will become a dominant theme of 2004 as companies with staying power will prove their might by extending their sales gains and expanding their margins-true signs of increasing demand.

1 Small company stocks may be less liquid and subject to greater price volatility than large company stocks.

2 Past performance is no guarantee of future results. Investment return and principal value will fluctuate so than an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance is available at our website www.riverfrontfunds.com or by calling 1-800-424-2295.

3 The S&P 600 Small Cap Index is an unmanaged capitalization-weighted index representing all major industries in the small-cap of the U.S. stock market. Investments cannot be made in an index.

4 The S&P 600 Small Cap/Barra Growth Index is an unmanaged market capitalization-weighted index of the stocks in the S&P 600 having the highest price-to-book ratios. The index consists of approximately half of the S&P 600. The index consists of approximately half of the S&P 600 on a market capitalization basis. Investments cannot be made in an index.

(unaudited)

               Investor A Shares
                       (no load)   S&P 600 Small Cap Index  S&P/Barra 600 Growth
12/31/1993               $10,000                   $10,000               $10,000
12/31/1994                 8,915                     9,417                 9,453
12/31/1995                11,455                    12,110                12,201
12/31/1996                12,620                    14,548                14,164
12/31/1997                14,991                    18,117                16,371
12/31/1998                14,652                    17,736                16,746
12/31/1999                21,551                    19,779                20,023
12/31/2000                17,008                    21,959                20,137
12/31/2001                 9,990                    23,217                19,899
12/31/2002                 7,334                    19,661                16,843
12/31/2003                10,148                    27,039                23,127

Average Annual Total Return for the Period Ended December 31, 2003
                                1 Year                5 Year             10 Year
                         -------------------------------------------------------
Investor A Shares 3             38.46%               (7.08)%               0.15%

            Investor B Shares   S&P 600 Small Cap Index    S&P/Barra 600 Growth
12/31/1995            $10,000                   $10,000                 $10,000
12/31/1995              9,910                    12,860                  12,907
12/31/1996             10,807                    15,449                  14,984
12/31/1997             12,737                    19,238                  17,318
12/31/1998             12,360                    18,834                  17,715
12/31/1999             18,047                    21,004                  21,182
12/31/2000             14,120                    23,319                  21,302
12/31/2001              8,235                    24,655                  21,051
12/31/2002              6,014                    20,878                  17,818
12/31/2003              8,641                    28,713                  24,465

Average Annual Total Return for the Period Ended December 31, 2003
                            1 Year         5 Year      Since Inception (10/1/95)
                         -------------------------------------------------------
Investor B Shares 3         39.69%        (7.21)%                (1.75)%


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. RETURNS SHOWN DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON THE FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. FOR AFTER-TAX RETURNS, VISIT WWW.RIVERFRONTFUNDS.COM OR BY CALLING 1-800-424-2295. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. MUTUAL FUNDS ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANK AND ARE NOT FEDERALLY INSURED.

The quoted performance of Investor A Shares of this Fund includes the performance history of MIM Stock Appreciation Fund and excludes that of the MIM Stock Growth Fund prior to acquisition. The returns set forth for the Fund reflect the waiver of certain advisory or administrative fees. Without the waiver of fees, total returns may have been lower.

1 Represents a hypothetical investment of $10,000 in the Fund. The beginning value of the Investor A Shares of the Fund reflects the deduction of the maximum sales charge of 4.50% ($10,000 investment minus $450 sales charge=$9,550). The ending value of the Investor B Shares of the Fund does not reflect a contingent deferred sales charge on any redemption over seven years from the purchase date. The maximum contingent deferred sales charge is 4.00% on any redemption less than four years from the purchase date. The Fund's performance assumes the reinvestment of all dividends all distributions.

2 The S&P 600 Small Cap Index and the S&P 600 Small Cap/Barra Growth Index are not adjusted to reflect sales charges, expenses, or other fees that the SEC requires to be reflected in the Fund's performance. The S&P 600 Small Cap Index and the S&P 600 Small Cap/Barra Growth Index have been adjusted to reflect reinvestment of dividends on securities in the indexes. The indexes are unmanaged.

3 Total returns quoted reflects all applicable sales charges and contingent deferred sales charges.

(unaudited)

                                SELECT VALUE FUND

After posting three consecutive years of declines, the equity markets responded strongly in 2003. The rally was fairly broad with small-cap and mid-cap stocks leading the way. For the year, the Russell 1000 Value Index 1 gained 30.03%. Although larger capitalization stocks trailed smaller issues, solid gains were still evident. The S&P 500 Index 2 appreciated 28.67% for 2003. In terms of style, "value investing" slightly exceeded its counterpart "growth investing."

Throughout 2003, The Riverfront Select Value Fund (the "Fund") maintained its value bias. Therefore, the Fund's focus continues to be identifying high quality companies that trade at attractive valuation levels. The Fund's portfolio currently trades at a Trailing One Year Price-to-Earnings Ratio of 17.2x. At the end of the year, the S&P 500, a good gauge of the market, possessed a Trailing One Year Price-to-Earnings Ratio of 21.1x. This simply means that for the Fund, we are paying $17.20 for each dollar of earnings in the companies that comprise the portfolio. As for the S&P 500, investors are paying $21.10 for each dollar of earnings in the 500 companies that makeup the index. In addition, dividends play a meaningful role in enhancing total return and limiting volatility. At the end of the year, the Fund's portfolio possessed a dividend yield of 2.1% compared to the dividend yield of the S&P 500 of 1.6%.

In essence, the magnitude of the recovery in stock prices in the last three quarters of the year was underestimated. While 2003 was a great year with double-digit returns, the first quarter saw declines, with the S&P 500 declining 3.2%, which prompted a conservative strategy for the Fund. At the end of 2003, the Fund maintained over-weighted positions in sectors that represent value with good dividend prospects. These sectors include financial services, consumer goods & services, health care, consumer discretion and information technology. Sectors which represented under-weighted positions included industrials, materials, and telecommunications. The Fund's positions in financials and information technology proved to be advantageous to operating results. Positions in industrials, materials, health care, and consumer staples impaired operating results due to the conservative positioning of the portfolio.

Additionally, low quality stocks seemed to be the theme for 2003. Companies that have not posted earnings in some time were being rewarded with higher stock prices. Therefore, most strategies based upon fundamental analysis lagged most market indices. Low quality companies like Avaya, Dynegy, Sanmina, and Novell posted gains in excess of 200%. Since the Fund focuses on higher quality issues, its return for 2003 of 26.27% 3 (Investor A Shares at NAV) lagged the broader market averages.

Looking ahead, the Fund will continue to concentrate on higher quality names. We believe that fundamental analysis will be rewarded when sentiment returns to traditional measures. Stocks continue to appear attractive and the economy is steamrolling ahead. Profits will come under close scrutiny, which bodes well for higher quality issues. This, combined with resolve in geopolitical environment and historically low interest rates, we feel will position the Fund's portfolio well for the upcoming year.

1 The Russell 1000 Value Index measures the performance of the 1000 largest of the 3000 largest U.S.-domiciled companies (based on total market capitalization) with lower price-to-book ratios and lower forecasted growth values. The index is unmanaged and investments cannot be made in an index.

2 The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Investments cannot be made in an index.

3 Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance is available at our website www.riverfrontfunds.com or by calling 1-800-424-2295.

(unaudited)

                Investor A Share        S&P 500 Index      Russell 1000 Value
12/31/1993                $9,550              $10,000                 $10,000
12/31/1994                 9,845               10,132                   9,802
12/31/1995                12,941               13,940                  13,562
12/31/1996                15,513               17,140                  16,497
12/31/1997                19,887               22,858                  22,300
12/31/1998                20,557               29,398                  25,786
12/31/1999                22,087               35,586                  27,681
12/31/2000                21,437               32,348                  29,622
12/31/2001                17,362               28,505                  27,966
12/31/2002                13,068               22,205                  23,626
12/31/2003                16,502               28,571                  30,720

Average Annual Total Return for the Period Ended December 31, 2003
                              1 Year               5 Year                10 Year
                         -------------------------------------------------------
Investor A Shares 3           20.62%              (5.17)%                  5.13%

               Investor B Shares       S&P 500 Index       Russell 1000 Value
1/17/1995                $10,000             $10,000                  $10,000
12/31/1995                12,928              13,758                   13,836
12/31/1996                15,471              16,917                   16,830
12/31/1997                19,677              22,560                   22,751
12/31/1998                20,171              29,015                   26,307
12/31/1999                21,513              35,122                   28,240
12/31/2000                20,725              31,926                   30,220
12/31/2001                16,655              28,133                   28,531
12/31/2002                12,435              21,916                   24,103
12/31/2003                15,604              28,199                   31,341

Average Annual Total Return for the Period Ended December 31, 2003
                            1 Year          5 Year   Since Inception (1/17/95)
                         -------------------------------------------------------
Investor B Shares 3         21.49%         (5.39)%              5.10%


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. RETURNS SHOWN DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON THE FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. FOR AFTER-TAX RETURNS, VISIT WWW.RIVERFRONTFUNDS.COM OR BY CALLING 1-800-424-2295. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. MUTUAL FUNDS ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANK AND ARE NOT FEDERALLY INSURED.

1 Represents a hypothetical investment of $10,000 in the Fund. The beginning value of the Investor A Shares of the Fund reflects the deduction of the maximum sales charge of 4.50% ($10,000 investment minus $450 sales charge=$9,550). The ending value of the Investor B Shares of the Fund does not reflect a contingent deferred sales charge on any redemption over seven years from the purchase date. The maximum contingent deferred sales charge is 4.00% on any redemption over four years from the purchase date. The Fund's performance assumes the reinvestment of all dividends all distributions.

2 The S&P 500 Index and the Russell 1000 Value Index are not adjusted to reflect sales charges, expenses, or other fees that the SEC requires to be reflected in the Fund's performance. The S&P 500 Index and the Russell 1000 Value Index have been adjusted to reflect reinvestment of dividends on securities in the indexes. The indexes are unmanaged.

3 Total returns quoted reflects all applicable sales charges and contingent deferred sales charges.

(unaudited)

                   THE RIVERFRONT U.S. GOVERNMENT INCOME FUND

As of December 31, 2003, The Riverfront U.S. Government Income Fund ("the Fund") posted a total return year-to- date, of 2.27% 1 (Investor A Shares at NAV) versus 2.15% for the Morningstar Intermediate Government Average 2 and 2.29% for the Lehman Brothers U.S. Intermediate Government Bond Index 3.

Expectations for a rebound in corporate profits and associated stock market gains were realized over the course of the year. As a result, Treasury yields moved higher during the year as investors speculated that the cumulative effects of monetary easing in 2001 and 2002 would continue to push overall economic growth higher. As the year progressed, it became clear that economic growth was indeed recovering in a robust manner from the 2001 recession, as demonstrated by a fourth quarter GDP of 8.20%.

The yield on the 10-year Treasury note increased by 43.5 basis points to 4.25%. However, this move was anything but a straight line. Yields reached a low of 3.12% on the 10-year Treasury in mid-June and then rose to a high of 4.60% in late September. It was a very volatile year, and corporate bond spreads spent the year narrowing, reflecting belief in the strength of profitability for firms. Spread levels reversed the wide levels seen in 2002. The performance of mortgage-backed securities was mixed as prepayments spiked to historically high levels. Thirty-year mortgage rates reached a low of 5.20% in 2003 before ending the year around the 5.75% level.

Businesses continue to be faced with excess capacity and declining end-demand as well as falling prices. Top line growth has not been the driver of corporate profits. Productivity levels are high reflecting the cost-cutting strategy adopted by corporate America. Consumers have realized that the economy, although strong, has yet to turn the labor market around. Additionally, consumers have already taken advantage of low-interest rates through home refinancing and zero-percent auto financing, boosting their standard of living. The question still remains to what degree have home refinances and tax cuts pulled forward future growth? The key to stock market performance in 2004 will depend on the answer. We believe that bond yields will react to the strength of any sustained stock market rally in a negative way. However, with the Fed on hold, and no visible signs of inflation, we expect any move to higher yields may be modest.

Although the consensus opinion is for higher yields in 2004, uncertainties and market volatility are likely to provide opportunities to add incremental return to the portfolio.

1 Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance is available at our website www.riverfrontfunds.com or by calling 1-800-424-2295.

2 Morningstar figures represent the average total returns reported by all mutual funds designated by Morningstar, Inc. as falling into the category indicated. They do not reflect sales charges. Investments cannot be made in an average.

3 The Lehman Brothers U.S. Intermediate Government Bond Index is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government or any agency guaranteed by the U.S. government. Investments cannot be made in an index.

4 Duration is a measure of a security's price sensitivity to changes in interest rates. Securities with longer durations are more sensitive to changes in interest rates than securities of shorter durations.

(unaudited)

                                    Lehman Bros Int.    Morningstar Intermediate
          Investor A Shares     U.S. Govt Bond Index                  Government
12/31/1993           $9,550                  $10,000                     $10,000
12/31/1994            9,115                    9,825                       9,613
12/31/1995           10,503                   11,243                      11,213
12/31/1996           10,766                   11,717                      11,534
12/31/1997           11,514                   12,623                      12,532
12/31/1998           12,314                   13,697                      13,454
12/31/1999           12,138                   13,752                      13,286
12/31/2000           13,474                   15,192                      14,756
12/31/2001           14,522                   16,471                      15,778
12/31/2002           15,632                   18,059                      17,266
12/31/2003           15,987                   18,472                      17,637

Average Annual Total Return for the Period Ended December 31, 2003
                            1 Year             5 Year         10 Year
                         -------------------------------------------------------
Investor A Shares 3        (2.33)%              4.38%           4.78%

                                        Lehman Brothers US           Morningstar
                                              Intermediate          Intermediate
                Investor B Shares    Government Bond Index            Government
1/17/1995                 $10,000                  $10,000               $10,000
12/31/1995                 11,396                   11,259                11,664
12/31/1996                 11,592                   11,734                11,999
12/31/1997                 12,296                   12,641                13,037
12/31/1998                 13,037                   13,717                13,996
12/31/1999                 12,744                   13,772                13,821
12/31/2000                 14,030                   15,214                15,350
12/31/2001                 15,017                   16,495                16,414
12/31/2002                 16,052                   18,085                17,961
12/31/2003                 16,318                   18,499                18,348

Average Annual Total Return for the Period Ended December 31, 2003
                            1 Year      5 Year      Since Inception (1/17/95)
                         -------------------------------------------------------
Investor B Shares 3        (2.30)%       4.22%                  5.60%


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. RETURNS SHOWN DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON THE FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES. FOR AFTER-TAX RETURNS, VISIT WWW.RIVERFRONTFUNDS.COM OR BY CALLING 1-800-424-2295. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. MUTUAL FUNDS ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANK AND ARE NOT FEDERALLY INSURED.

1 Represents a hypothetical investment of $10,000 in the Fund. The beginning value of the Investor A Shares of the Fund reflects the deduction of the maximum sales charge of 4.50% ($10,000 investment minus $450 sales charge=$9,550). The ending value of the Investor B Shares of the Fund does not reflect a contingent deferred sales charge on any redemption over seven years from the purchase date. The maximum contingent deferred sales charge is 4.00% on any redemption less than four years from the purchase date. The Fund's performance assumes the reinvestment of all dividends and distributions.

2 The Lehman Brothers U.S. Intermediate Government Bond Index is not adjusted to reflect sales charges, expenses, or other fees that the SEC requires to be reflected in the Fund's performance. The Lehman Brothers U.S. Intermediate Government Bond Index and the Morningstar Intermediate Government Average have been adjusted to reflect reinvestment of dividends on securities in the index and average. The index and average are unmanaged.

3 Total returns quoted reflects all applicable sales charges and contingent deferred sales charges.

(unaudited)

                  U.S. GOVERNMENT SECURITIES MONEY MARKET FUND

Despite the third quarter showing the highest growth rate in GDP since 1984, and the economy showing a strong pickup in the second half of 2003, the Fed left rates unchanged. This has turned the short-term yield curve slightly positive as the market anticipates the Fed is now on hold until late 2004. Currently, rates are the lowest in over 40 years.

The Riverfront U.S. Government Securities Money Market Fund (the "Fund") had a 7-day yield of 0.36% 1 at December 31, 2003, down from 0.64% at the end of 2002. The duration 2 of the Fund has remained relatively stable throughout the year, fluctuating around 33 to 50 days, and ending at 37 days.

Looking forward, we believe the Fed will hold off on raising or lowering rates until a clearer picture on inflation is seen. We believe the next Fed move will probably be in last half of 2004 and will be an increase in rates. With the short-term yield curve slightly positive, we will hold our duration around current levels. As the market anticipates the Fed increasing rates, we will extend in an effort to capture higher yields.

1 An investment in money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in this fund.

    Past performance is no guarantee of future results. Yield will vary. Current performance information is available by calling 1-800-424-2295.

2 Duration is a measure of a security's price sensitivity to changes in interest rates. Securities with longer durations are more sensitive to changes in interest rates than securities of shorter durations.


                 Investor A Shares                     US 30-Day T-Bill
12/31/1993                 $10,000                              $10,000
12/31/1994                  10,378                               10,364
12/31/1995                  10,951                               10,876
12/31/1996                  11,486                               11,390
12/31/1997                  12,062                               11,936
12/31/1998                  12,657                               12,468
12/31/1999                  13,240                               12,990
12/31/2000                  14,015                               13,651
12/31/2001                  14,511                               14,154
12/31/2002                  14,661                               14,388
12/31/2003                  14,724                               14,530

Average Annual Total Return for the Period Ended December 31, 2003


                            1 Year     5 year   10 Year    7-day Net Yield
                         ----------------------------------------------------
Investor A Shares 2          0.43%      3.07%     3.95%           0.36%

                 Institutional Shares                     US 30-Day T-Bill
5/2/2001                      $10,000                              $10,000
12/31/2001                     10,197                               10,219
12/31/2002                     10,328                               10,388
12/31/2003                     10,398                               10,490

Average Annual Total Return for the Period Ended December 31, 2003
                           1 Year    Since Inception (5/2/01)    7-day Net Yield
                         -------------------------------------------------------
Institutional Shares 2      0.68%              1.47%                  0.61%


1 The U.S. 30-Day Treasury Bill Index is considered to be representative of the U.S. 30-Day Treasury bill market. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. Investments cannot be made in such index. The performance of the Fund reflects the deduction of fees for these value-added services.
2 The returns set forth for the Fund reflect the waiver of certain advisory or administrative fees. Without the waiver of fees, total returns would have been lower. Yields quoted for money market funds most closely reflect the Fund's current earnings.

Financial Highlights

THE RIVERFRONT FUNDS

                                      NET REALIZED                                           DISTRIBUTIONS
                                          AND                                                   FROM NET
                                       UNREALIZED                                               REALIZED
                            (A)       GAIN (LOSS)                              DISTRIBUTIONS    GAIN ON
             NET ASSET      NET      ON INVESTMENTS              DISTRIBUTIONS   IN EXCESS    INVESTMENTS
               VALUE,    INVESTMENT   AND FOREIGN    TOTAL FROM    FROM NET        OF NET     AND FOREIGN
 YEAR ENDED  BEGINNING     INCOME       CURRENCY     INVESTMENT   INVESTMENT     INVESTMENT     CURRENCY        TOTAL
DECEMBER 31, OF PERIOD     (LOSS)     TRANSACTIONS   OPERATIONS     INCOME         INCOME     TRANSACTIONS  DISTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------
LARGE COMPANY SELECT FUND INVESTOR A SHARES
1999           $13.89      (0.10)         4.76          4.66         0.00          0.00         (0.96)        (0.96)
2000           $17.59      (0.12)        (3.41)        (3.53)        0.00          0.00         (1.68)        (1.68)
2001           $12.38      (0.10)        (3.26)        (3.36)        0.00          0.00          0.00          0.00
2002            $9.02      (0.08)        (2.32)        (2.40)        0.00          0.00          0.00          0.00
2003            $6.62      (0.05)         1.48          1.43         0.00          0.00          0.00          0.00
LARGE COMPANY SELECT FUND INVESTOR B SHARES
1999           $13.69      (0.18)         4.63          4.45         0.00          0.00         (0.96)        (0.96)
2000           $17.18      (0.22)        (3.33)        (3.55)        0.00          0.00         (1.68)        (1.68)
2001           $11.95      (0.17)        (3.14)        (3.31)        0.00          0.00          0.00          0.00
2002            $8.64      (0.12)        (2.23)        (2.35)        0.00          0.00          0.00          0.00
2003            $6.29      (0.10)         1.40          1.30         0.00          0.00          0.00          0.00
BALANCED FUND INVESTOR A SHARES
1999           $13.04       0.18          1.51          1.69        (0.18)         0.00         (1.15)        (1.33)
2000           $13.40       0.18          0.01          0.19        (0.18)         0.00         (1.33)        (1.51)
2001           $12.08       0.10         (1.97)        (1.87)       (0.09)         0.00          0.00         (0.09)
2002           $10.12       0.07         (1.60)        (1.53)       (0.05)         0.00          0.00         (0.05)
2003            $8.54       0.03          1.37          1.40        (0.01)         0.00          0.00         (0.01)
BALANCED FUND INVESTOR B SHARES
1999           $13.56       0.07          1.56          1.63        (0.07)         0.00         (1.15)        (1.22)
2000           $13.97       0.06          0.03          0.09        (0.06)         0.00         (1.33)        (1.39)
2001           $12.67       0.01         (2.06)        (2.05)       (0.01)         0.00          0.00         (0.01)
2002           $10.61      (0.01)        (1.66)        (1.67)        0.00          0.00          0.00          0.00
2003            $8.94      (0.04)         1.42          1.38         0.00          0.00          0.00          0.00
SMALL COMPANY SELECT FUND INVESTOR A SHARES
1999            $7.89      (0.14)         3.85          3.71         0.00          0.00         (0.16)        (0.16)
2000           $11.44      (0.13)        (2.32)        (2.45)        0.00          0.00         (1.50)        (1.50)
2001            $7.49      (0.11)        (2.98)        (3.09)        0.00          0.00          0.00          0.00
2002            $4.40      (0.11)        (1.06)        (1.17)        0.00          0.00          0.00          0.00
2003            $3.23      (0.08)         1.53          1.45         0.00          0.00          0.00          0.00
SMALL COMPANY SELECT FUND INVESTOR B SHARES
1999            $8.14      (0.20)         3.94          3.74         0.00          0.00         (0.16)        (0.16)
2000           $11.72      (0.20)        (2.39)        (2.59)        0.00          0.00         (1.50)        (1.50)
2001            $7.63      (0.16)        (3.02)        (3.18)        0.00          0.00          0.00          0.00
2002            $4.45      (0.14)        (1.06)        (1.20)        0.00          0.00          0.00          0.00
2003            $3.25      (0.11)         1.53          1.42         0.00          0.00          0.00          0.00

(A) Per share information is based on average outstanding shares.
(B) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge.
(C) This voluntary expense decrease is reflected in both the expense and net investment income ratios.

SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                                            RATIOS TO AVERAGE NET ASSETS
                               --------------------------------------------------------
                                                          NET
                                                      INVESTMENT          (C)             NET ASSETS,
    NET ASSET          (B)                              INCOME          EXPENSE               END            PORTFOLIO
    VALUE, END        TOTAL                            OPERATING        WAIVER/            OF PERIOD         TURNOVER
    OF PERIOD        RETURN            EXPENSES         (LOSS)       REIMBURSEMENT       (000 OMITTED)         RATE
-----------------------------------------------------------------------------------------------------------------------
      $17.59         33.57%            1.51%           (0.75)%           0.00%              $81,318             35%
      $12.38        (20.09)%           1.51%           (0.80)%           0.00%              $68,611             81%
       $9.02        (27.14)%           1.69%           (0.83)%           0.00%              $37,261             88%
       $6.62        (26.61)%           1.86%           (0.76)%           0.00%              $17,947             66%
       $8.05         21.60%            1.95%           (0.69)%           0.00%              $16,633            102%

      $17.18         32.52%            2.26%           (1.50)%           0.00%              $25,793             35%
      $11.95        (20.69)%           2.26%           (1.55)%           0.00%              $25,177             81%
       $8.64        (27.70)%           2.44%           (1.59)%           0.00%              $15,700             88%
       $6.29        (27.20)%           2.61%           (1.51)%           0.00%               $9,656             66%
       $7.59         20.67%            2.70%           (1.44)%           0.00%              $10,372            102%

      $13.40         13.15%            1.61%            1.32%            0.16%              $12,962             51%
      $12.08          1.41%            1.53%            1.25%            0.16%              $11,748             54%
      $10.12        (15.56)%           1.73%            0.82%            0.12%               $9,112             89%
       $8.54        (15.14)%           1.99%            0.65%            0.10%               $6,137            112%
       $9.93         16.34%            2.00%            0.30%            0.10%              $12,045             74%

      $13.97         12.10%            2.42%            0.52%            0.10%              $17,167             51%
      $12.67          0.66%            2.34%            0.45%            0.10%              $17,796             54%
      $10.61        (16.20)%           2.49%            0.05%            0.10%              $11,949             89%
       $8.94        (15.74)%           2.74%           (0.10)%           0.10%               $7,136            112%
      $10.32         15.44%            2.75%           (0.37)%           0.10%               $5,315             74%

      $11.44         47.08%            1.96%           (1.62)%           0.00%              $23,633             65%
       $7.49        (21.08)%           1.72%           (1.30)%           0.00%              $18,806             53%
       $4.40        (41.26)%           2.23%           (1.97)%           0.00%               $9,811             59%
       $3.23        (26.59)%           2.79%           (2.34)%           0.00%               $5,076            118%
       $4.68         44.89%            2.87%           (2.18)%           0.00%              $10,507             82%

      $11.72         46.01%            2.71%           (2.37)%           0.00%               $1,931             65%
       $7.63        (21.76)%           2.45%           (2.04)%           0.00%               $2,072             53%
       $4.45        (41.68)%           2.97%           (2.71)%           0.00%               $1,001             59%
       $3.25        (26.97)%           3.54%           (3.09)%           0.00%                $550             118%
       $4.67         43.69%            3.62%           (2.99)%           0.00%                $670              82%

SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                                      NET REALIZED
                                          AND                                               DISTRIBUTIONS
                                       UNREALIZED                                             FROM NET
                                      GAIN (LOSS)                                             REALIZED
                             (A)           ON                                DISTRIBUTIONS     GAIN ON
              NET ASSET      NET      INVESTMENTS              DISTRIBUTIONS   IN EXCESS     INVESTMENTS
               VALUE,    INVESTMENT   AND FOREIGN   TOTAL FROM    FROM NET       OF NET      AND FOREIGN
 YEAR ENDED   BEGINNING    INCOME       CURRENCY    INVESTMENT   INVESTMENT    INVESTMENT     CURRENCY        TOTAL
DECEMBER 31,  OF PERIOD    (LOSS)     TRANSACTIONS  OPERATIONS     INCOME        INCOME     TRANSACTIONS  DISTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------
SELECT VALUE FUND INVESTOR A SHARES
1999           $10.47       0.03          0.75         0.78         0.00         (0.03)         0.00          (0.03)
2000           $11.22      (0.04)        (0.29)       (0.33)        0.00          0.00          0.00           0.00
2001           $10.89      (0.02)        (2.05)       (2.07)        0.00          0.00          0.00           0.00
2002            $8.82       0.03         (2.21)       (2.18)       (0.02)         0.00          0.00          (0.02)
2003            $6.62       0.02          1.72         1.74        (0.01)         0.00          0.00          (0.01)
SELECT VALUE FUND INVESTOR B SHARES
1999           $10.76      (0.07)         0.79         0.72         0.00         (0.01)         0.00          (0.01)
2000           $11.47      (0.14)        (0.28)       (0.42)        0.00          0.00          0.00           0.00
2001           $11.05      (0.12)        (2.05)       (2.17)        0.00          0.00          0.00           0.00
2002            $8.88      (0.04)        (2.21)       (2.25)        0.00          0.00          0.00           0.00
2003            $6.63      (0.04)         1.73         1.69         0.00          0.00          0.00           0.00
U.S. GOVERNMENT INCOME FUNDINVESTOR A SHARES
1999            $9.65       0.48         (0.62)       (0.14)       (0.49)         0.00          0.00          (0.49)
2000            $9.02       0.50          0.46         0.96        (0.50)         0.00          0.00          (0.50)
2001            $9.48       0.47          0.24         0.71        (0.47)         0.00         (0.07)         (0.54)
2002            $9.65       0.33          0.39         0.72        (0.33)         0.00         (0.28)         (0.61)
2003            $9.76       0.19          0.03         0.22        (0.19)         0.00         (0.19)         (0.38)
U.S. GOVERNMENT INCOME FUNDINVESTOR B SHARES
1999           $10.93       0.45         (0.69)       (0.24)       (0.41)         0.00          0.00          (0.41)
2000           $10.28       0.49          0.53         1.02        (0.41)         0.00          0.00          (0.41)
2001           $10.89       0.42          0.30         0.72        (0.38)         0.00         (0.07)         (0.45)
2002           $11.16       0.29          0.47         0.76        (0.26)         0.00         (0.27)         (0.53)
2003           $11.39       0.13          0.06         0.19        (0.10)         0.00         (0.19)         (0.29)
U.S. GOVERNMENT SECURITIES MONEY MARKET FUNDINVESTOR A SHARES
1999           $1.000       0.045        0.000        0.045       (0.045)        0.000          0.000        (0.045)
2000           $1.000       0.057        0.000        0.057       (0.057)        0.000          0.000        (0.057)
2001           $1.000       0.035        0.000        0.035       (0.035)        0.000          0.000        (0.035)
2002           $1.000       0.010        0.000        0.010       (0.010)        0.000          0.000        (0.010)
2003           $1.000       0.004        0.000        0.004       (0.004)        0.000          0.000        (0.004)
U.S. GOVERNMENT SECURITIES MONEY MARKET FUNDINSTITUTIONAL  SHARES
2001(D)        $1.000       0.020        0.000        0.020       (0.020)        0.000          0.000        (0.020)
2002           $1.000       0.013        0.000        0.013       (0.013)        0.000          0.000        (0.013)
2003           $1.000       0.007        0.000        0.007       (0.007)        0.000          0.000        (0.007)

(A) Per share information is based on average outstanding shares.
(B) Based on net asset value, which does not reflect sales charge or contingent deferred sales charge.
(C) This voluntary expense decrease is reflected in both the expense and net investment income ratios.
(D) Reflects operations for the period from May 2, 2001 (date of initial public investment) to December 31, 2001.
(E) Reflects a cumulative total return since inception.
(F) Computed on annualized basis.

SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                                             RATIOS TO AVERAGE NET ASSETS
                                 -----------------------------------------------------
                                                       NET               (C)             NET ASSETS,
    NET ASSET          (B)                         INVESTMENT          EXPENSE               END            PORTFOLIO
   VALUE, END         TOTAL                          INCOME            WAIVER/            OF PERIOD         TURNOVER
    OF PERIOD         RETURN          EXPENSES       (LOSS)         REIMBURSEMENT       (000 OMITTED)         RATE
-------------------------------------------------------------------------------------------------------------------------
     $11.22           7.44%           1.84%           0.22%             0.03%              $26,075            128%
     $10.89          (2.94)%          1.71%          (0.41)%            0.13%              $26,152             43%
      $8.82         (19.01)%          1.76%          (0.23)%            0.11%              $18,928             35%
      $6.62         (24.73)%          1.92%           0.34%             0.10%              $10,906            117%
      $8.35          26.27%           1.99%           0.26%             0.11%              $18,745             51%

     $11.47           6.65%           2.63%          (0.50)%            0.00%              $11,574            128%
     $11.05          (3.66)%          2.50%          (1.21)%            0.10%               $9,507             43%
      $8.88         (19.64)%          2.53%          (1.01)%            0.10%               $6,050             35%
      $6.63         (25.34)%          2.67%          (0.41)%            0.10%               $3,471            117%
      $8.32          25.49%           2.74%          (0.50)%            0.11%               $3,248             51%

      $9.02          (1.43)%          1.08%           5.18%             0.06%              $36,720             74%
      $9.48          11.01%           1.05%           5.46%             0.06%              $43,412             69%
      $9.65           7.67%           1.10%           4.84%             0.02%              $45,573             65%
      $9.76           7.64%           1.19%           3.44%             0.00%              $44,018            398%
      $9.60           2.27%           1.16%           1.93%             0.00%              $42,195            617%

     $10.28          (2.25)%          1.89%           4.40%             0.00%               $1,554             74%
     $10.89          10.19%           1.86%           4.66%             0.00%               $1,531             69%
     $11.16           6.75%           1.87%           4.04%             0.00%               $1,953             65%
     $11.39           6.89%           1.94%           2.53%             0.00%               $4,839            398%
     $11.29           1.66%           1.91%           1.18%             0.00%               $3,737            617%

     $1.000           4.61%           0.58%           4.53%             0.15%             $194,528             N/A
     $1.000           5.85%           0.56%           5.68%             0.15%             $162,804             N/A
     $1.000           3.54%           0.66%           3.41%             0.05%             $180,951             N/A
     $1.000           1.03%           0.72%           1.03%             0.00%             $173,650             N/A
     $1.000           0.43%           0.75%           0.45%             0.01%             $166,298             N/A

     $1.000           1.97%(E)        0.46%(F)        2.95%(F)          0.00%(F)           $25,976             N/A
     $1.000           1.28%           0.47%           1.26%             0.00%              $46,505             N/A
     $1.000           0.68%           0.50%           0.71%             0.01%              $38,414             N/A


SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

Schedule of Portfolio Investments
THE RIVERFRONT FUNDS
DECEMBER 31, 2003
LARGE COMPANY SELECT FUND

                                                                 MARKET
  SHARES                                                          VALUE
---------------------------------------------------------------------------
Common Stocks (98.9%)
AEROSPACE (0.9%)
     8,000     Rockwell Collins                                    $240,240
                                                              -------------
AEROSPACE-DEFENSE (1.8%)
     5,000     United Technologies Corp.                            473,850
                                                              -------------
ATHLETIC FOOTWEAR (0.5%)
     2,000     Nike, Inc. Class B                                   136,920
                                                              -------------
BANKS (0.7%)
     3,000     Capital One Financial Co.                            183,870
                                                              -------------
BEVERAGES (4.0%)
     6,000     Anheuser-Busch Cos., Inc.                            316,080
    12,000     Coca-Cola Co.                                        609,000
     5,000(1)  Starbucks Corp.                                      165,300
                                                              -------------
               Total                                              1,090,380
                                                              -------------
BROADCAST SERVICE/PROGRAM (1.2%)
     8,000(1)  Fox Entertainment Group                              233,200
     2,000(1)  Univision Communications A                            79,380
                                                              -------------
               Total                                                312,580
                                                              -------------
CABLE-TV (0.7%)
     6,000(1)   Comcast Corp.  Class A                              197,220
                                                              -------------
CHEMICALS (1.8%)
     6,000      Dow Chemical Co.                                    249,420
     4,000      Sigma-Aldrich Corp.                                 228,720
                                                              -------------
                Total                                               478,140
                                                              -------------
COMPUTERS & PERIPHERALS (8.3%)
    45,000(1)   Cisco Systems, Inc.                               1,093,050
    12,000(1)   Dell Computer Corp.                                 407,520
    15,000      EMC Corp. Mass                                      193,800
     6,000      International Business Machines Corp.               556,080
                                                              -------------
                Total                                             2,250,450
                                                              -------------
COSMETICS & TOILETRIES (0.3%)
     2,000      Gillette Co.                                         73,460
                                                              -------------
CONSUMER GOODS & SERVICES (2.6%)
     6,000      Proctor & Gamble Co.                                599,280
     5,000(1)   Cendant Corp.                                       111,350
                                                              -------------
                Total                                               710,630
                                                              -------------
DATA PROCESSING (0.5%)
     3,000      First Data Corp.                                    123,270
                                                              -------------
DIVERSIFIED (7.4%)
    34,000      General Electric Co.                              1,053,320
     3,000      Illinois Tool Works, Inc.                           251,730
     4,000      3M Co.                                              340,120
    13,000      Tyco International, Ltd.                            344,500
                                                              -------------
                Total                                             1,989,670
                                                              -------------
E-COMMERCE (1.2%)
     5,000      E*Trade Group, Inc.                                 $63,250
     4,000(1)   eBay, Inc.                                          258,360
                                                              -------------
                Total                                               321,610
                                                              -------------
ENTERTAINMENT (0.4%)
     5,000      Walt Disney Co.                                     116,650
                                                              -------------
FILTRATION/SEPARATION PRODUCTS (0.5%)
     5,000      Pall Corp.                                          134,150
                                                              -------------
FINANCE-INVESTMENT BANKER/BROKER (0.9%)
     4,000      Morgan Stanley                                      231,480
                                                              -------------

FINANCIAL SERVICES (2.8%)
     7,000      American Express Co.                                337,610
     2,000      Southtrust Corp.                                     65,460
     7,000      State Street Corp.                                  364,560
                                                              -------------
                Total                                                767,63
                                                              -------------
FOOD-DIVERSIFIED (1.1%)
     8,000      Kellog Co.                                          304,640
                                                              -------------
HEALTH CARE-MANAGED CARE (1.5%)
     7,000      United Health Group, Inc.                           407,260
                                                              -------------
INDEPENDENT POWER PRODUCER (1.0%)
     8,000      Rockwell Automation, Inc.                           284,800
                                                              -------------
INFORMATION TECHNOLOGY-COMMUNICATIONS EQUIPMENT (2.0%)
    10,000      Qualcomm, Inc.                                      539,300
                                                              -------------
INSURANCE (2.7%)
     7,000      American International Group, Inc.                  463,960
     2,000      Marsh & McLennan Cos., Inc.                          95,780
     2,000      Progressive Corp.                                   167,180
                                                              -------------
                Total                                               726,920
                                                              -------------
INTERNET SERVICES (1.8%)
    14,000(1)   Symantec Corp.                                      485,100
                                                              -------------
MEDICAL-BIOMEDICAL/GENE (0.5%)
     1,500(1)   Genentech                                           140,355
                                                              -------------
MEDICAL-BIOTECH (1.3%)
     6,000(1)   Chiron Corp.                                        341,940
                                                              -------------
MEDICAL SUPPLIES (5.4%)
     2,000      Boston Scientific Corp.                              73,520
     7,000      Guidant Corp.                                       421,400
    12,000      Johnson & Johnson                                   619,920
     7,000      Medtronic, Inc.                                     340,270
                                                              -------------
                Total                                             1,455,110
                                                              -------------
METAL-DIVERSIFIED (1.2%)
     4,000      Freeport-McMoran Copper Class B                     168,520
     2,000      Phelps Dodge Corp                                   152,180
                                                              -------------
                Total                                               320,700
                                                              -------------
MULTI-MEDIA (0.8%)
     3,000      McGraw-Hill Companies, Inc.                         209,760
                                                              -------------
OIL & GAS EXPLORATION & PRODUCTION (0.6%)
     3,000      Devon Energy Corp.                                  171,780
                                                              -------------
PHARMACEUTICALS (13.8%)
     9,000      Abbott Laboratories                                 419,400
     8,000(1)   Amgen, Inc.                                         494,400
    24,000      Bristol-Myers Squibb Co.                            686,400
     8,000      Eli Lilly & Co.                                     562,640
     5,000      Merck & Co., Inc.                                   231,000
    35,000      Pfizer, Inc.                                      1,236,550
     2,500(1)   Watson Pharmaceuticals, Inc.                        115,000
                                                              -------------
                Total                                             3,745,390
                                                              -------------
RETAILS (7.1%)
     3,000(1)   Bed Bath & Beyond, Inc.                             130,050
     7,000      Gap, Inc./The                                       162,470
     2,000(1)   Kohl's Corp.                                         89,880
     5,000      Lowe's Companies, Inc.                              276,950
     6,000      Target Corp.                                        230,400
     9,000      Walgreen Co.                                        327,420
    13,000      Wal-Mart Stores, Inc.                               689,650
                                                              -------------
                Total                                             1,906,820
                                                              -------------
RETAIL-BUILDING PRODUCTS (1.8%)
    14,000      Home Depot, Inc.                                    496,860
                                                              -------------
RETAIL-CONSUMER ELECTRONIC (0.8%)
     4,000      Best Buy Co., Inc.                                  208,960
                                                              -------------
SEMICONDUCTORS (5.9%)
     6,000(1)   Applied Materials, Inc.                             134,700
    30,000      Intel Corp.                                         966,000
     4,000(1)   QLogic Corp.                                        206,400
    10,000      Texas Instruments, Inc.                             293,800
                                                              -------------
                Total                                             1,600,900
                                                              -------------

SOFTWARE & COMPUTER SERVICES (9.2%)
    10,000(1)   BEA Systems, Inc                                    123,000
     5,000(1)   Citrix Systems, Inc.                                106,050
    10,000      Hewlett-Packard Co.                                 229,700
    40,000      Microsoft Corp.                                   1,101,600
    32,000(1)   Oracle Corp.                                        422,400
    14,000(1)   Veritas Software Corp.                              520,240
                                                              -------------
                Total                                             2,502,990
                                                              -------------
TOOLS-HAND HELD (0.4%)
     2,000      Black & Decker Corp.                                 98,640
                                                              -------------
TRANSPORTATION (0.5%)
     3,000      Harley-Davidson, Inc.                               142,590
                                                              -------------
TRANSPORTATION SERVICES (1.4%)
     5,000      United Parcel Service                               372,750
                                                              -------------
UTILITIES-TELECOMMUNICATIONS (1.6%)
    14,990(1)   Nextel Communications, Inc.                         420,619
                                                              -------------
Total Common Stocks (Identified Cost $24,353,003)                26,716,384
                                                              -------------
Investment Companies (0.4%)
    98,666      AIM Institutional Money Market Fund (at net          98,666
                  asset value)
                                                              -------------
Total Investments (99.3%) (Identified Cost $24,451,669)(5)       26,815,050
                                                              -------------
Other Assets & Liabilities, Net (0.7%)                              189,677
                                                              -------------
Total Net Assets (100%)                                         $27,004,727
                                                              =============

SEE NOTES TO PORTFOLIO OF INVESTMENTS AND FINANCIAL STATEMENTS

Schedule of Portfolio Investments
THE RIVERFRONT FUNDS
DECEMBER 31, 2003
BALANCED FUND

                                                                  MARKET
 SHARES                                                           VALUE
-----------------------------------------------------------------------------

Common Stocks (73.3%)
ATHLETIC FOOTWEAR (0.4%)
    1,000     Nike, Inc. Class B.                                     $68,460
                                                              ---------------
BANKS (7.2%)
    3,000     Bank of America Corp.                                   241,290
    7,000     Bank One Corp.                                          319,130
    6,000     Citigroup, Inc.                                         291,240
    5,000     Wachovia Corp.                                          232,950
    3,000     Wells Fargo & Co.                                       176,670
                                                              ---------------
              Total                                                 1,261,280
                                                              ---------------
BIOPHARMACEUTICALS (1.0%)
    3,000     Chiron Corp.                                            170,970
                                                              ---------------
BROADCAST SERVICE/PROGRAM (0.8%)
    2,000     Fox Entertainment Group, Inc.                            58,300
    2,000     Univision CommunicationsA                                79,380
                                                              ---------------
              Total                                                   137,680
                                                              ---------------
CABLE- TV (1.0%)
    5,235(1)  Comcast Corp. Class A                                   172,074
                                                              ---------------
CHEMICALS SPECIALTY (0.4%)
    1,000     Sigma-Aldrich Corp.                                      57,180
                                                              ---------------
COMPUTERS & PERIPHERALS (5.4%)
   12,000(1)  Cisco Systems, Inc.                                     291,480
    6,000(1)  Dell Computer Corp.                                     203,760
   20,000     EMC Corp. Mass                                          258,400
    2,000     International Business Machines Corp.                   185,360
                                                              ---------------
              Total                                                   939,000
                                                              ---------------
CONSUMER GOODS & SERVICES (1.9%)
    1,000     Gillette Co.                                             36,730
    3,000     Procter & Gamble Co.                                    299,640
                                                              ---------------
              Total                                                   336,370
                                                              ---------------
DIVERSIFIED (5.9%)
    3,000     Cooper Industires Ltd., Class A                         173,790
    8,000     General Electric Co.                                    247,840
    4,000     3M Co.                                                  340,120
   10,000     Tyco International, Ltd.                                265,000
                                                              ---------------
              Total                                                 1,026,750
                                                              ---------------
E-COMMERCE (0.4%)
    1,000(1)  eBay, Inc.                                               64,590
                                                              ---------------
ENTERPRISE SOFTWARE/SERVICE (0.4%)
    5,000(1)  BEA Systems, Inc.                                        61,500
                                                              ---------------
ENTERTAINMENT (0.8%)
    6,000     Walt Disney Co.                                         139,980
                                                              ---------------
FINANCIAL SERVICES (6.7%)
    7,000     American Express Co.                                   $337,610
    4,000     Capital One Financial Co.                               245,160
    6,000     J.P. Morgan Chase & Co.                                 220,380
    4,000     Merrill Lynch & Co.                                     234,600
    4,000     U.S. Bancorp                                            119,120
                                                              ---------------
              Total                                                 1,156,870
                                                              ---------------
FOOD-DIVERSIFIED (1.1%)
    5,000     Kellog Co.                                              190,400
                                                              ---------------
INDEPENDENT POWER PRODUCERS (0.6%)
    3,000     Rockwell Automation, Inc.                               106,800
                                                              ---------------

INFORMATION TECHNOLOGY-COMMUNICATIONS EQUIPMENT (1.6%)
    5,000     Qualcomm, Inc.                                          269,650
                                                              ---------------
INSURANCE (2.0%)
    2,000     Aetna                                                   135,160
    2,000     American International Group, Inc.                      132,560
    1,000     Progressive Corp.                                        83,590
                                                              ---------------
              Total                                                   351,310
                                                              ---------------
INTERNET SERVICES (1.2%)
    6,000(1)  Symantec Corp.                                          207,900
                                                              ---------------
MACHINERY-CONSTRUCTION & MINING (1.0%)
    2,000     Caterpillar, Inc.                                       166,040
                                                              ---------------
MEDIA (1.8%)
   17,000(1)  Time Warner, Inc.                                       305,830
                                                              ---------------
MEDICAL SUPPLIES (2.0%)
    2,000(1)  Boston Scientific Corp.                                  73,520
    3,000     Johnson & Johnson                                       154,980
    2,000     St. Jude Medical, Inc.                                  122,700
                                                              ---------------
              Total                                                   351,200
                                                              ---------------
METALS (0.7%)
    3,000     Freeport-McMoran Copper Class B                         126,390
                                                              ---------------
METALS & MINING (1.9%)
    3,000     Alcoa, Inc.                                             114,000
    3,000     Newmont Mining Corp.                                    145,830
    1,000     Weyerhaeuser Co.                                         64,000
                                                              ---------------
              Total                                                   323,830
                                                              ---------------
MULTIMEDIA (0.4%)
    1,000     McGraw Hill                                              69,920
                                                              ---------------
OIL & GAS EXPLORATION & PRODUCTION (2.5%)
    6,000     Devon Energy Corp.                                      343,560
    2,000     Kerr-McGee Corp.                                         92,980
                                                              ---------------
              Total                                                   436,540
                                                              ---------------
OIL-INTERGRATED COMPANIES (2.1%)
    2,000     Conoco Phillips, Inc.                                  $131,140
    3,000     Enerplus Resources Fund                                  91,320
    2,000     Exxon Mobil Corp.                                        82,000
    2,000     Marathon Oil Corp.                                       66,180
                                                              ---------------
              Total                                                   370,640
                                                              ---------------
PHARMACEUTICALS (3.0%)
    1,000(1)  Amgen, Inc.                                              61,800
    6,000     Bristol-Myers Squibb Co.                                171,600
    3,000     Eli Lilly & Co.                                         210,990
    2,000     Pfizer, Inc.                                             70,660
                                                              ---------------
              Total                                                   515,050
                                                              ---------------
POWER CONVECTION (0.8%)
    3,000     Hubbell, Inc.  Class B                                  132,300
                                                              ---------------
RETAIL (5.8%)
    2,000     Best Buy Co., Inc.                                      104,480
   10,000     Gap, Inc./The                                           232,100
    5,000     Home Depot, Inc.                                        177,450
    6,000     Target Corp.                                            230,400
    5,000     Wal-Mart Stores, Inc.                                   265,250
                                                              ---------------
              Total                                                 1,009,680
                                                              ---------------
RETAIL-DRUG STORE (1.0%)
    5,000     CVS Corp.                                               180,600
                                                              ---------------
SEMICONDUCTORS (1.6%)
    4,000     Intel Corp.                                             128,800
    5,000     Texas Instruments, Inc.                                 146,900
                                                              ---------------
              Total                                                   275,700
                                                              ---------------
SOFTWARE & COMPUTER SERVICES (4.6%)
    1,000(1)  Citrix Systems, Inc.                                     21,210
    5,000     Hewlett-Packard Co.                                     114,850
   10,000     Microsoft Corp.                                         275,400
   15,000(1)  Oracle Corp.                                            198,000
    5,000(1)  Veritas Software Corp.                                  185,800
                                                              ---------------
              Total                                                   795,260
                                                              ---------------

TELECOMMUNICATION-EQUIPMENT (0.3%)
    2,000     Scientific-Atlanta, Inc.                                 54,600
                                                              ---------------
TOBACCO (0.6%)
    2,000     Altria Group, Inc.                                      108,840
                                                              ---------------
TOOLS-HAND HELD (0.4%)
    1,500     Black & Decker Corp.                                     73,980
                                                              ---------------
TOYS (0.1%)
    1,000     Mattel, Inc.                                             19,270
                                                              ---------------
UTILITIES-ELECTRIC (0.3%)
    1,000     Dominion Resources, Inc.                                 63,830
                                                              ---------------
UTILITIES-ELECTRIC/INTEGRATED (1.2%)
    12,360    Xcel Energy                                            $209,873
                                                              ---------------
UTILITIES-TELECOMMUNICATIONS (2.4%)
    10,000(1) AT&T Wireless Services, Inc.                             79,900
     2,000    Bell South Corp.                                         56,600
    10,000(1) Nextel Communications, Inc.                             280,600
                                                              ---------------
              Total                                                   417,100
                                                              ---------------
Total Common Stocks (Identified Cost $10,801,432)                  12,725,237
                                                              ---------------
U.S. Government Agencies (25.3%)
FEDERAL NATIONAL MORTGAGE ASSOC. (2.9%)
  $500,000    5.25%, 03/22/07                                         504,375
                                                              ---------------
U.S. TREASURY NOTES (22.4%)
 1,000,000    4.375%, 05/15/07                                      1,058,750
   800,000    3.250%, 08/15/08                                        805,000
   750,000    3.125%, 09/15/08                                        750,000
 1,128,720(6) 3.875%, 01/15/09                                      1,274,562
                                                              ---------------
              Total                                                 3,888,312
                                                              ---------------
Total U.S. Government Agencies (Identified Cost $4,232,380)         4,392,687
                                                              ---------------
Corporate Bonds (0.3%)
DIVERSIFIED FINANCIALS (0.3%)
     5,000    Citigroup, Inc., 7.0%, 05/27/05 (Identified Cost         51,900
                $50,000)
                                                              ---------------
Investment Companies (1.0%)
   166,166    AIM Institutional Money Market Fund
                (at net asset value                                   166,166
                                                              ---------------
Total Investments (99.9%) (identified cost $15,249,978)(5)         17,335,990
                                                              ---------------
Other Assets And Liabilities, Net (0.1%)                               23,889
                                                              ---------------
Total Net Assets (100%)                                           $17,359,879
                                                              ===============

SEE NOTES TO PORTFOLIO OF INVESTMENTS AND FINANCIAL STATEMENTS

Schedule of Portfolio Investments
THE RIVERFRONT FUNDS
DECEMBER 31, 2003
SMALL COMPANY SELECT FUND

 SHARES                                                           MARKET
                                                                   VALUE
-----------------------------------------------------------------------------

Common Stocks (98.4%)
APPLIANCES (0.8%)
    7,000(1)  Salton                                                  $91,350
                                                                -------------
AEROSPACE/DEFENSE (1.0%)
    6,000(1)  Teledyne Tech                                           113,100
                                                                -------------
AUTOMOTIVE PARTS (0.8%)
    2,000(1)  Gentex Corp.                                             88,320
                                                                -------------
BANKS (5.1%)
    3,000     Cullen/Frost Bankers, Inc.                              121,710
    4,000     First Midwest Bancorp, Inc.                             129,640
    3,000     Hudson United Bancorp                                   110,850
    4,000     Trustco Bank Corp NY                                     52,600
    4,000     UCBH Holdings, Inc.                                     155,880
                                                                -------------
              Total                                                   570,680
                                                                -------------
BIOPHARMACEUTICALS (1.2%)
    3,000(1)  IDEXX Laboratories, Inc.                                138,840
                                                                -------------
BROADCASTING & CABLE (0.7%)
   10,000(1)  TiVo, Inc.                                               74,000
                                                                -------------
BUILDING & CONSTRUCTION (1.2%)
    1,500     Ryland Group                                            132,960
                                                                -------------
CASINO SERVICES (1.0%)
    5,000(1)  Isle of Capri Casinos                                   107,350
                                                                -------------
CHEMICALS-DIVERSIFIED (1.6%)
    6,000     Georgia Gulf Corp.                                      173,280
                                                                -------------
COMMERCIAL SERVICES (3.0%)
    4,000(1)  CDI Corp.                                               131,000
    3,000(1)  MemberWorks, Inc.                                        81,510
    3,000(1)  StarTek, Inc.                                           122,370
                                                                -------------
              Total                                                   334,880
                                                                -------------
COMPUTERS & BUSINESS (1.2%)
    5,000(1)  Foundry Networks, Inc.                                  136,800
                                                                -------------
COMPUTERS & PERIPHERALS (4.4%)
    8,000(1)  Advanced Digital Info. Corp.                            112,000
    2,000(1)  Hutchison Technology                                     61,480
    3,000(1)  Kronos, Inc.                                            118,830
    1,500(1)  Pixar, Inc.                                             103,935
    5,000(1)  SERENA Software, Inc.                                    91,750
                                                                -------------
              Total                                                   487,995
                                                                -------------
COMPUTERS & SERVICES (1.8%)
    2,000(1)  CACI International                                       97,240
    7,000(1)  Pomeroy IT Solutions, Inc.                              103,180
                                                                -------------
              Total                                                   200,420
                                                                -------------
CONSULTANTS (3.2%)
    2,500(1)  Charles River Associates                                 79,975
    4,000(1)  Maximus, Inc.                                           156,520
    5,000(1)  Tetra Tech, Inc.                                        124,300
                                                                -------------
              Total                                                   360,795
                                                                -------------
CONSUMER GOODS (2.0%)
    2,000     Toro Co.                                                $92,800
    4,000     WD-40 Company                                           141,440
                                                                -------------
              Total                                                   234,240
                                                                -------------
DIVERSIFIED (1.1%)
    4,000     New England Business Service, Inc.                      118,000
                                                                -------------
EDUCATION (0.8%)
    2,000(1)  ITT Educational Services, Inc.                           93,940
                                                                -------------

ELECTRONICS (1.3%)
    4,000(1)  Trimble Navigation, Ltd.                                148,960
                                                                -------------
ELECTRONICS-MILITARY (1.0%)
    2,000     Engineered Support System                               110,120
                                                                -------------
ENGINES (1.8%)
    1,000     Briggs and Stratton                                      67,400
    3,000     Clarcor, Inc.                                           132,300
                                                                -------------
              Total                                                   199,700
                                                                -------------
FINANCE (2.0%)
    5,000(1)  CompuCredit                                             106,400
    3,000     New Century Financial CP                                119,010
                                                                -------------
              Total                                                   225,410
                                                                -------------
FOOD-BAKING(1.1%)
    5,000     Flowers Food, Inc.                                      129,000
                                                                -------------
FOOTWEAR (1.3%)
    6,000     K-Swiss, Inc. Class A                                   144,360
                                                                -------------
INSURANCE (5.6%)
    6,000(1)  Fpic Insurance Group, Inc.                              150,540
    2,500     Landamerica Financial Group, Inc.                       130,650
    8,000     Odyssey Re Holdings Corp.                               180,400
    4,000(1)  Stewart Information Services Corp.                      162,200
                                                                -------------
              Total                                                   623,790
                                                                -------------
INTERNET APPLICATION SOFTWARE (1.5%)
   30,000(1)  Vignette                                                 68,100
    5,000(1)  Webex Communications, Inc.                              100,500
                                                                -------------
              Total                                                   168,600
                                                                -------------
MACHINERY (1.3%)
    3,500     Graco, Inc.                                             140,350
                                                                -------------
MANAGEMENT CONSULTING (1.2%)
   10,000(1)  Labor Ready, Inc.                                       131,000
                                                                -------------
MANUFACTURING (2.0%)
    2,500     Applied Films Corp.                                      82,550
    5,000     Cognex Corp.                                            141,200
                                                                -------------
              Total                                                   223,750
                                                                -------------
MEDICAL-BIOMEDICAL (1.8%)
    8,000(1)  Cell Genesys, Inc.                                     $103,520
    1,500(1)  Martek Biosciences Corp.                                 97,455
                                                                -------------
              Total                                                   200,975
                                                                -------------
MEDICAL-DIAGNOSTICS KITS (1.4%)
    5,000     Meridian Bioscience                                      52,150
   12,500(1)  Orasure Technologies, Inc.                               99,500
                                                                -------------
              Total                                                   151,650
                                                                -------------
MEDICAL-LASER SYSTEMS (1.2%)
    8,000(1)  Biolase Technology                                      132,800
                                                                -------------
MEDICAL-PRODUCTS & SUPPLIES (2.5%)
    2,000     Coopers Companies, Inc.                                  94,260
   10,000(1)  Dendreon Corp.                                           80,600
    4,500     Mentor Corp.                                            108,270
                                                                -------------
              Total                                                   283,130
                                                                -------------
MEDICAL-OUTPATIENT/HOME MEDICAL (0.8%)
    3,000(1)  Apria Healthcare Group, Inc.                             85,410
                                                                -------------
MEDICAL-RESEARCH AND DEVELOPMENT (1.2%)
    8,500(1)  Parexel Intl. Corp.                                     138,210
                                                                -------------
MEDICAL-THERAPEUTICS (1.7%)
    6,000(1)  Connetics                                               108,960
    4,000(1)  Ilex Oncology, Inc.                                      85,000
                                                                -------------
              Total                                                   193,960
                                                                -------------
METAL-COPPER (1.7%)
    4,000     Southern Peru Copper                                    188,640
                                                                -------------
OFFICE EQUIPMENT (1.4%)
    5,000(1)  Global Imaging Systems, Inc.                            158,750
                                                                -------------
OIL-EXPLORATION & PRODUCTION (3.9%)
    5,000     Cabot Oil & Gas Corp. Class A                           146,750
    3,000(1)  Clayton Williams Energy, Inc.                            87,210
    1,000(1)  Newfield Exploration Co.                                 44,540
    3,125     Patina Oil & Gas Corp.                                  153,094
                                                                -------------
              Total                                                   431,594
                                                                -------------

OPTICAL SUPPLIES(0.5%)
    3,000(1)  Advanced Medical Optics                                  58,950
                                                                -------------
PHARMACEUTICALS (4.6%)
    4,000(1)  Telik, Inc.                                              92,040
    7,000(1)  aai Pharma, Inc.                                        175,840
    6,000     Alpharma, Inc. Class A                                  120,600
    1,000     Medicis Pharmaceutical                                   71,300
    2,000     Polymedica Corp.                                         52,620
                                                                -------------
              Total                                                   512,400
                                                                -------------
PRINTING & PUBLISHING (0.7%)
    4,500(1)  Multi Color Corp.                                       $78,480
                                                                -------------
RADIO (2.5%)
   50,000(1)  Sirius Satellite Radio                                  158,000
   12,000(1)  Spanish Broadcasting System, Inc.                       126,000
                                                                -------------
              Total                                                   284,000
                                                                -------------
RETAIL APPAREL (1.2%)
    5,000(1)  American Eagle Outfitters                                82,000
    3,000     Claire's Stores, Inc.                                    56,520
                                                                -------------
              Total                                                   138,520
                                                                -------------
RETAIL-FURNITURE (0.8%)
    4,000     Pier 1 Imports, Inc.                                     87,440
                                                                -------------
RETAIL-MUSIC STORE (0.6%)
   10,000(1)  Trans World Entertainment                                71,200
                                                                -------------
RETAIL-RESTAURANTS (1.4%)
    3,000(1)  P F Chang's China Bistro, Inc.                          152,640
                                                                -------------
RETAIL-VIDEO RENTAL (0.7%)
    4,000(1)  Movie Gallery, Inc.                                      74,720
                                                                -------------
RETIREMENT/AGED CARE (1.4%)
    4,000(1)  Sunrise Senior Living, Inc.                             154,960
                                                                -------------
SEMICONDUCTORS (3.1%)
    8,000(1)  August Technology                                       148,400
    5,000(1)  Genesis Microchip, Inc.                                  90,200
    2,000(1)  Omnivision Tech                                         110,500
                                                                -------------
              Total                                                   349,100
                                                                -------------
SOFTWARE & COMPUTER SERVICES (2.7%)
    8,000(1)  AT Road, Inc.                                           106,400
    6,000(1)  Progress Software Corp.                                 122,760
    4,500(1)  United Online, Inc.                                      75,555
                                                                -------------
              Total                                                   304,715
                                                                -------------
SUPERCONDUCTOR PRODUCTS & SYSTEMS (1.2%)
    6,000(1)  Intermagnetics General Corp.                            132,960
                                                                -------------
TELECOMMUNICATION EQUIPMENT (1.1%)
    4,000(1)  Plantronics, Inc.                                       130,600
                                                                -------------
TELECOMMUNICATIONS-FIBER OPTICS (1.2%)
   25,000(1)  Sycamore Networks, Inc.                                 131,000
                                                                -------------
TELECOMMUNICATION SERVICES (0.6%)
    7,000(1)  Ptek Holdings, Inc.                                      61,670
                                                                -------------
TOBACCO (0.8%)
    2,000     Universal Corp. VA                                       88,340
                                                                -------------
UTILITIES-CELLULAR (2.2%)
   10,000(1)  American Tower Corp.                                    108,200
    5,000(1)  FileNET, Corp.                                          135,400
                                                                -------------
              Total                                                   243,600
                                                                -------------
UTILITIES-GAS (0.7%)
    2,000     Energen                                                 $82,060
                                                                -------------
UTILITIES-TELECOM SERVICES (0.6%)
    6,000(1)  Talk America Holdings, Inc.                              69,120
                                                                -------------
WIRELESS-EQUIPMENT (1.2%)
    7,000(1)  Viasat, Inc.                                            133,980
                                                                -------------
Total Common Stocks (Identified Cost $8,309,679)                  $11,007,564
                                                                -------------
Investment Companies (1.7%)
  185,086     AIM Institutional Money Market Fund
                (at net asset value)                                 $185,086
                                                                -------------
Total Investment (100.1%) (Identified Cost $8,494,765)(5)          11,192,650
                                                                -------------
Other Assets and Liabilities, Net (-0.1%)                            (16,505)
                                                                -------------
Total Net Assets (100%)                                           $11,176,145
                                                                =============

SCHEDULE OF PORTFOLIO INVESTMENTS
THE RIVERFRONT FUNDS
DECEMBER 31, 2003
SELECT VALUE FUND

 SHARES                                                               MARKET
                                                                       VALUE
-----------------------------------------------------------------------------

Common Stocks (97.3%)
AEROSPACE-DEFENSE (1.8%)
   2,500      Lockheed Martin Corp.                                  $128,500
   3,000      United Technologies Corp.                               284,310
                                                                 ------------
              Total                                                   412,810
                                                                 ------------
AUTOMOTIVE-MEDIUM & HEAVY DUTY TRUCKS (0.3%)
     700      Paccar, Inc.                                             59,584
                                                                 ------------
AUTOMOTIVE-CARS/LIGHT TRUCKS (0.8%)
   3,400      General Motors Corp.                                    181,560
                                                                 ------------
AUTOMOTIVE-PARTS (1.3%)
   2,100      Johnson Controls, Inc.                                  243,852
     600      Borgwarner, Inc                                          51,042
                                                                 ------------
              Total                                                   294,894
                                                                 ------------
BANKS (17.5%)
   8,500      Bank of America Corp.                                   683,655
   8,200      Bank One Corp.                                          373,838
   2,750      BB & T Corporation                                      106,260
   4,200      Capital One Financial Co.                               257,418
  19,200      Citigroup, Inc.                                         931,968
   3,000      Compass Bancshares, Inc.                                117,930
   3,600      Suntrust Banks, Inc.                                    257,400
   5,700      Union Planters Corp.                                    179,493
   8,400      Wachovia Corp.                                          391,356
   9,200      Wells Fargo & Co.                                       541,788
                                                                 ------------
              Total                                                 3,841,106
                                                                 ------------
BEVERAGES (0.7%)
   3,325      Pepsico, Inc.                                           155,012
                                                                 ------------
CABLE TELEVISION (1.1%)
   7,000(1)   Comcast Corp. Class A                                   230,090
                                                                 ------------
CHEMICALS-DIVERSIFIED (0.5%)
   2,800      Dow Chemical                                            116,396
                                                                 ------------
COATINGS/PAINT (0.8%)
   5,000      Sherwin-Williams Co.                                    173,700
                                                                 ------------
COMPUTER & PERIPHERALS (4.1%)
   2,150      Autodesk, Inc.                                           52,847
   8,900      EMC Corp. Mass                                          114,988
  16,500      Hewlett-Packard Co.                                     379,005
   3,850      International Business Machines Corp.                   356,818
                                                                 ------------
              Total                                                   903,658
                                                                 ------------
CONSUMER GOODS & SERVICES (2.3%)
  11,000(1)   Cendant Corp.                                           244,970
     750      Fortune Brands, Inc.                                     53,618
   1,975      Proctor & Gamble Co.                                    197,263
                                                                 ------------
              Total                                                   495,851
                                                                 ------------
COSMETICS & TOILETRIES (0.5%)
   3,000      Gillette Co.                                           $110,190
                                                                 ------------
DIVERSIFIED (2.4%)
   5,500      DuPont                                                  252,395
   1,400      3M Co.                                                  119,042
   6,200      Tyco International, Ltd.                                164,300
                                                                 ------------
              Total                                                   535,737
                                                                 ------------
DIVERSIFIED MANUFACTURING (0.2%)
     500      Eaton Corp.                                              53,990
                                                                 ------------
ELECTRIC PRODUCTS (0.6%)
   2,200      Emerson Electric Co.                                    142,450
                                                                 ------------

ENTERTAINMENT (1.3%)
  12,150      Walt Disney Co.                                         283,460
                                                                 ------------
FINANCE-INVESTMENT BANKER/BROKER (3.2%)
   2,100      Goldman Sachs Group, Inc.                               207,333
   2,500      Lehman Brothers Holdings, Inc.                          193,050
   5,400      Morgan Stanley                                          312,498
                                                                 ------------
              Total                                                   712,881
                                                                 ------------
FINANCE-CREDIT CARD (0.5%)
   4,100      MBNA Corp.                                              101,885
                                                                 ------------
FINANCIAL SERVICES (10.6%)
   4,980      Chartered One Financial, Inc.                           172,059
   7,600      Fleet Boston Financial Corp.                            331,740
  12,500      J.P. Morgan Chase & Co.                                 459,125
   4,000      Mellon Financial Corp.                                  128,440
   3,950      Merrill Lynch & Co., Inc.                               231,668
   6,500      Southtrust Corp.                                        212,745
   4,000      State Street Corp.                                      208,320
  13,700      U.S. Bancorp                                            407,986
   4,200      Washington Mutual, Inc.                                 168,504
                                                                 ------------
              Total                                                 2,320,587
                                                                 ------------
FOOD (1.3%)
   4,400      ConAgra Foods, Inc.                                     116,116
   3,500      J M Smucker Co.                                         158,515
                                                                 ------------
              Total                                                   274,631
                                                                 ------------
FOOD-DIVERSIFIED (0.3%)
   1,500      Kellog Co.                                               57,120
                                                                 ------------
FOOD-WHOLESALE/DISTRIBUTOR (0.3%)
   2,000      Supervalu, Inc.                                          57,180
                                                                 ------------
GOLD MINING (1.0%)
   4,500      Newmont Mining Corp.                                    218,745
                                                                 ------------
INDEPENDENT POWER PRODUCER (1.0%)
   6,400      Rockwell Automation, Inc.                               227,840
                                                                 ------------
INSURANCE (3.8%)
   5,000      Allstate Corp.                                         $215,100
   8,500      American International Group, Inc.                      563,380
   1,600      MetLife                                                  53,872
                                                                 ------------
              Total                                                   832,352
                                                                 ------------
MACHINERY-CONSTRUCTION (1.0%)
   2,600      Caterpillar, Inc                                        215,852
                                                                 ------------
MEDIA (2.8%)
  20,900(1)   Time Warner, Inc.                                       375,991
   5,500(1)   Viacom Inc. Class A                                     243,485
                                                                 ------------
              Total                                                   619,476
                                                                 ------------
MEDICAL-HMO (0.9%)
   2,000(1)   Wellpoint Health Networks                               193,980
                                                                 ------------
METALS-ALUMINUM (0.9%)
   5,000      Alcoa, Inc.                                             190,000
                                                                 ------------
METALS-COPPER (0.6%)
   1,625(1)   Phelps Dodge Corp.                                      123,646
                                                                 ------------
METALS & MINING (1.3%)
   4,400      Weyerhaeuser Co.                                        281,600
                                                                 ------------
OIL & GAS EXPLORATION, PRODUCTION & SERVICES (1.5%)
   3,200      Devon Energy Corp.                                      183,232
   3,000      Kerr-McGee Corp.                                        139,470
                                                                 ------------
              Total                                                   322,702
                                                                 ------------
OIL-INTEGRATED COMPANIES (8.4%)
   2,900      ChevronTexaco Corp.                                     250,531
   4,677      Conoco Phillips, Inc.                                   306,671
   3,500      Enerplus Resources Fund                                 106,540
  21,000      Exxon Mobil Corp.                                       861,000
   6,300      Marathon Oil Corp.                                      208,467
   2,500      Occidental Petroleum Corp.                              105,600
                                                                 ------------
              Total                                                 1,838,809
                                                                 ------------
OPTICAL SUPPLIES (0.2%)
   1,000      Bausch & Lomb, Inc.                                      51,900
                                                                 ------------
PHARMACEUTICALS (2.3%)
   3,800      Bristol-Myers Squibb Co.                                108,680
   4,600      Merck & Co., Inc.                                       212,520
   4,525      Wyeth                                                   192,086
                                                                 ------------
              Total                                                   513,286
                                                                 ------------

PHARMACY SERVICES (0.5%)
   3,289(1)   Medco Health Solutions                                  111,793
                                                                 ------------
PUBLISHING-NEWSPAPERS (0.5%)
   1,200      Gannett Co., Inc.                                       106,992
                                                                 ------------
REAL ESTATE (1.0%)
   2,200(1)   iShares DJ US Real Estate                               218,702
                                                                 ------------
RETAIL (2.4%)
   3,300      Federated Department Stores                            $155,529
   5,000      J.C. Penney Co.                                         131,400
   1,300      Sears Roebuck & Co.                                      59,137
   7,000(1)   Staples, Inc.                                           191,100
                                                                 ------------
              Total                                                   537,166
                                                                 ------------
RETAIL-RESTAURANTS (0.9%)
   8,000      McDonald's Corp.                                        198,640
                                                                 ------------
RETAIL-SPECIALTY STORES (0.4%)
   5,000      Blockbuster, Inc. Class A                                89,750
                                                                 ------------
SEMICONDUCTORS (0.7%)
   5,000      Texas Instruments, Inc.                                 146,900
                                                                 ------------
SOFTWARE & COMPUTER SERVICES (0.7%)
   6,000      Computer Associates Intl., Inc                          164,040
                                                                 ------------
TELECOMMUNICATIONS-EQUIPMENT (1.2%)
   8,000      Nokia Corp.                                             136,000
   4,500      Scientific-Atlanta, Inc.                                122,850
                                                                 ------------
              Total                                                   258,850
                                                                 ------------
TELECOMMUNICATIONS-FIBER OPTICS (0.5%)
  10,000(1)   Corning, Inc.                                           104,300
                                                                 ------------
TELECOMMUNICATIONS-INTEGRATED TELECOM SERVICES (1.1%)
   8,700      Bell South Corp.                                        246,210
                                                                 ------------
TOBACCO (1.7%)
   6,700      Altria Group, Inc.                                      364,614
TRANSPORTATION SERVICES (0.6%)
   2,000      Fed-Ex Corp.                                            135,000
                                                                 ------------
UTILITIES-ENERGY PRODUCTS (1.1%)
   5,700      PPL Corp.                                               249,375
                                                                 ------------
UTILITIES-ELECTRIC (2.3%)
   2,900      Dominion Resources, Inc.                                185,107
   3,275      Exelon Corp.                                            217,329
   1,600      FPL Group, Inc.                                         104,672
                                                                 ------------
              Total                                                   507,108
                                                                 ------------
UTILITIES-GAS (0.7%)
   3,700      Piedmont Natural Gas Co.                                160,801
                                                                 ------------
UTILITIES-TELECOMMUNICATIONS (2.5%)
  12,500(1)   AT&T Wireless Services, Inc.                             99,875
   6,600      SBC Communications, Inc.                                172,062
   8,100      Verizon Communications, Inc.                            284,148
                                                                 ------------
              Total                                                   556,085
                                                                 ------------
WIRELESS EQUIPMENT (0.4%)
   6,500      Motorola, Inc.                                           91,454
                                                                 ------------
Total Common Stocks (Identified Cost $18,504,505)                 $21,392,740
                                                                 ------------
CORPORATE BONDS (0.9%)
DIVERSIFIED FINANCIALS (0.9%)
 $20,000      Citigroup Inc., 7.00%, 05/27/05 (Identified
                Cost $200,000)                                       $207,600
                                                                 ------------
Investment Companies (2.4%)
 521,097      AIM Institutional Money Market Fund
               (at net asset value                                    521,097
                                                                 ------------
Total Investment (100.6%) (Identified Cost $19,225,602)(5)         22,121,437
                                                                 ------------
Other Assets and Liabilities, Net (-0.6%)                           (127,878)
                                                                 ------------
Total Net Assets (100.0%)                                         $21,993,559
                                                                 ============

SEE NOTES TO PORTFOLIO OF INVESTMENTS AND FINANCIAL STATEMENTS

Schedule of Portfolio Investments
THE RIVERFRONT FUNDS
DECEMBER 31, 2003
U.S. GOVERNMENT INCOME FUND

   PRINCIPAL                                                          MARKET
    AMOUNT                                                             VALUE
-------------------------------------------------------------------------------
U.S. Government Agencies (12.6%)
FEDERAL NATIONAL MORTGAGE ASSOCIATION (12.6%)(3)
  $  482,379     6.000%, 04/01/13 Pool #424320                         $507,130
     711,822     6.000%, 06/01/14 Pool #323780                          748,026
   1,019,396     5.500%, 02/01/17 Pool #614771                        1,057,655
     997,491     5.500%, 09/01/17 Pool #646557                        1,034,768
   1,481,360     5.500%, 01/01/18 Pool #E93617                        1,536,497
     898,799     5.500%, 04/01/24 Pool #280553                          915,543
                                                                  -------------
Total U.S. Government Agencies (Identified Cost $5,736,145)           5,799,619
                                                                  -------------
U.S. Treasury Notes (78.5%)
  2,000,000     1.750%, 12/31/04                                      2,010,060
  2,000,000     1.500%, 02/28/05                                      2,004,600
  2,000,000     1.250%, 05/31/05                                      1,995,000
  2,000,000     2.000%, 08/31/05                                      2,012,500
  2,000,000     1.875%, 11/30/05                                      2,005,000
  2,000,000     5.625%, 02/15/06                                      2,155,380
  2,000,000     6.500%, 10/15/06                                      2,227,720
  2,000,000     6.625%, 05/15/07                                      2,263,500
  2,000,000     6.125%, 08/15/07                                      2,238,360
  2,000,000     5.625%, 05/15/08                                      2,215,460
  2,000,000     4.750%, 11/15/08                                      2,141,080
  2,000,000     6.000%, 08/15/09                                      2,265,380
  2,000,000     5.750%, 08/15/10                                      2,242,500
  2,000,000     5.000%, 02/15/11                                      2,147,880
  2,000,000     5.000%, 08/15/11                                      2,140,300
  2,000,000     4.000%, 11/15/12                                      1,980,780
  2,000,000     4.250%, 11/15/13                                      1,997,500
                                                                  -------------
Total U.S. Treasury Notes (Identified Cost $35,976,979)              36,043,000
                                                                  -------------
Investment Companies (8.4%)
  1,856,951   AIM Institutional Money Market Fund
                (at net asset value                                   1,856,951
  1,985,888   Merrill Lynch Money Market Fund (at net asset value)    1,985,888
                                                                  -------------
Total Investment Companies (Identified Cost $3,842,839)               3,842,839
                                                                  -------------
Total Investments (99.5%) (Identified Cost $45,555,963)(5)           45,685,458
Other Assets and Liabilities, Net (0.5%)                                246,255
                                                                  -------------
Total Net Assets (100%)                                             $45,931,713
                                                                  =============
SEE NOTES TO PORTFOLIO OF INVESTMENTS AND FINANCIAL STATEMENTS

Schedule of Portfolio Investments
THE RIVERFRONT FUNDS
DECEMBER 31, 2003
U.S. GOVERNMENT SECURITIES MONEY MARKET FUND

 PRINCIPAL                                                       MARKET
   AMOUNT                                                        VALUE
----------------------------------------------------------------------------
U.S. Government Agencies (87.8%)(3,4)
FEDERAL AGRICULTURAL MORTGAGE CORP. (2.9%)
  $6,000,000        1.063%, 01/12/04                             $5,998,057
FEDERAL HOME LOAN MORTGAGE CORP. (46.8%)
   6,000,000        1.063%, 01/08/04                              5,998,763
   6,000,000        1.055%, 01/15/04                              5,997,550
   6,000,000        1.086%, 01/22/04                              5,996,220
   6,000,000        1.071%, 02/02/04                              5,994,320
   6,000,000        1.049%, 02/03/04                              5,994,253
   6,000,000        1.068%, 02/05/04                              5,993,788
   6,000,000        1.073%, 02/06/04                              5,993,580
   6,000,000        1.075%, 02/11/04                              5,992,688
   6,000,000        1.067%, 02/12/04                              5,992,545
   6,000,000        1.088%, 02/26/04                              5,989,873
   6,000,000        1.083%, 03/01/04                              5,989,200
   6,000,000        1.068%, 03/11/04                              5,987,575
   6,000,000        1.107%, 03/15/04                              5,986,433
   6,000,000        1.053%, 03/18/04                              5,986,525
  12,000,000        1.107%, 03/25/04                             11,969,200
                                                             --------------
                    Total                                        95,862,513
                                                             --------------
FEDERAL NATIONAL MORTGAGE ASSOCIATION (38.1%)
  $6,000,000        1.044%, 01/02/04                             $5,999,825
   6,000,000        1.042%, 01/06/04                              5,999,125
   6,000,000        1.053%, 01/07/04                              5,998,950
   6,000,000        1.035%, 01/09/04                              5,998,613
   6,000,000        1.063%, 01/14/04                              5,997,703
   6,000,000        1.048%, 01/20/04                              5,996,675
   6,000,000        1.073%, 01/21/04                              5,996,434
   6,000,000        1.073%, 01/28/04                              5,995,185
   6,000,000        1.068%, 02/04/04                              5,993,965
   6,000,000        1.072%, 02/18/04                              5,991,440
   6,000,000        1.085%, 02/19/04                              5,991,180
   6,000,000        1.056%, 04/13/04                              5,981,975
   6,000,000        1.067%, 05/03/04                              5,978,270
                                                             --------------
                    Total                                        77,919,340
                                                             --------------
Total U.S. Government Agencies                                  179,779,910
(amortized cost $179,779,910)                                --------------
Repurchase Agreements (12.1%)(2)
24,846,000          Interest in $24,846,000 repurchase
                      agreement with  Morgan Stanley Dean
                      Witter & Co., 0.95%, dated 12/31/03,
                      to be repurchased at $26,847,311 on
                      01/02/04 collateralized by U.S.
                      Government Agency Securities with
                      various maturities to 3/31/05 (at net
                      asset value)                               24,846,000
                                                             --------------
Total Investments (99.9%) (amortized cost $204,625,910)(5)      204,625,910
Other Assets and Liabilities, Net (0.1%)                             86,325
                                                             --------------
Total Net Assets (100%)                                        $204,712,235
                                                             ==============

SEE NOTES TO PORTFOLIO OF INVESTMENTS AND FINANCIAL STATEMENTS

Notes to Portfolio of Investments
THE RIVERFRONT FUNDS
DECEMBER 31, 2003

(1)  Non-income producing.

(2) The repurchase agreements are fully collateralized by U.S. government and/or agency obligations based on market prices at the date of the portfolio.

(3) Because of monthly principal payments, the average lives of certain government securities are less than the indicated periods.

(4) Each Issue shows the yield at the time of purchase for U.S. Government Agencies.

(5)  The Cost of Investments for federal tax purposes are shown below:

                                                                    COST OF
                                                                  INVESTMENTS
Large Company Select Fund                                         $24,704,114
Balanced Fund                                                      15,276,725
Small Company Select Fund                                           8,495,390
Select Value Fund                                                  19,288,528
U.S Government Income Fund                                         45,575,950
U.S. Government Securities Money Market Fund                      204,625,910

(6) Inflation Protected Security.

* The categories of investments are shown as a percentage of net assets at December 31, 2003.




SEE NOTES WHICH ARE AN INTEGRAL PART OF THE  FINANCIAL STATEMENTS

STATEMENTS OF ASSETS AND LIABILITIES
                                                             LARGE COMPANY        BALANCED      SMALL COMPANY
                                                              SELECT FUND           FUND         SELECT FUND
                                                             -------------------------------------------------
ASSETS:
Investments, at value (Cost $24,451,669,
  $15,249,978 and                                              $26,815,050       $17,335,990      $11,192,650
  $8,494,765,respectively
Income receivable                                                   26,675            66,942            3,007
Receivable for capital shares issued                                 5,721             4,422            3,570
Receivable for investments sold                                    358,033           199,531
Prepaid expenses and other assets                                    6,037                 -                -
                                                             --------------    --------------   --------------
    Total Assets                                                27,211,516        17,606,885       11,199,227
                                                             --------------    --------------   --------------
LIABILITIES:
Payable for capital shares redeemed                                156,789               911            1,353
Payable for securities purchased                                         -           214,687                -
Accrued expenses and other payables:
    Investment advisory fees (Note 4)                               18,156            11,635            7,481
    Administration fees (Note 4)                                     3,977             2,500            1,584
    Custodian and accounting fees (Note 4)                           3,180             2,251            1,764
    Distribution fees (Note 4)                                      11,343             6,920            1,729
    Transfer agent fees (Note 4)                                     7,727             4,041            5,708
    Audit and legal fees                                               582             1,318              477
    Other                                                            5,035             2,743            2,986
                                                             --------------    --------------   --------------
    Total Liabilities                                              206,789           247,006           23,082
                                                             --------------    --------------   --------------
NET ASSETS CONSIST OF:
Paid in capital                                                 48,093,680        20,354,238       16,343,471
Accumulated undistributed net investment income
Net unrealized appreciation on investments                       2,363,381         2,086,012        2,697,885
Accumulated net realized losses and distributions in excess   (23,452,334)       (5,080,371)      (7,865,211)
  of realized gains
                                                             --------------    --------------   --------------
    Total Net Assets                                           $27,004,727       $17,359,879      $11,176,145
                                                             ==============    ==============   ==============
Net assets
    Investor A Shares                                          $16,632,538       $12,044,766      $10,506,636
    Investor B Shares                                           10,372,189         5,315,113          669,509
                                                             --------------    --------------   --------------
        Total                                                  $27,004,727       $17,359,879      $11,176,145
                                                             ==============    ==============   ==============
Shares of capital stock
    Investor A Shares                                            2,066,798         1,212,391        2,243,479
    Investor B Shares                                            1,366,711           514,909          143,240
                                                             --------------    --------------   --------------
        Total                                                    3,433,509         1,727,300        2,386,719
                                                             ==============    ==============   ==============
Net asset value
    Investor A Shares redemption price per share                     $8.05             $9.93            $4.68
                                                             ==============    ==============   ==============
    Investor B Shares offering price per share*                      $7.59            $10.32            $4.67
                                                             ==============    ==============   ==============
Maximum sales charge (Investor A Shares)                             4.50%             4.50%            4.50%
                                                             ==============    ==============   ==============
Maximum offering price per share (Investor A Shares)**               $8.43            $10.40            $4.90
                                                             ==============    ==============   ==============

 * Redemption price of Investor B Shares varies based on length of time shares are held.
** (100%/(100%-maximum sales charge) of net asset value adjusted to nearest cent).




SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

STATEMENTS OF ASSETS AND LIABILITIES
                                                                SELECT       U.S. GOVERNMENT     U.S. GOVERNMENT
                                                                VALUE            INCOME          SECURITIES MONEY
                                                                 FUND             FUND             MARKET FUND
                                                             ------------    ---------------     ----------------
ASSETS:
Investments, at value (Cost $19,225,602, $45,555,963 and
  $179,779,910 respectively)                                  $22,121,437       $45,685,458       $179,779,910
Repurchase agreements (Cost $0, $0, and $24,846,000                                                 24,846,000
  respectively)
Cash                                                                                                       266
Income receivable                                                  34,241           397,956                723
Receivable for capital shares issued                                7,540            20,074            323,694
Prepaid expenses and other assets                                     281                 -                  -
                                                              ------------    --------------    ---------------
  Total Assets                                                 22,163,499        46,103,488        204,950,593
                                                              ------------    --------------    ---------------
LIABILITIES:
Dividends payable                                                       -                 -             70,392
Payable for capital shares redeemed                               136,282           117,072             26,212
Accrued expenses and other payables:
    Investment advisory fees (Note 4)                              14,554            15,749             26,157
    Administration fees (Note 4)                                    2,991             6,653             29,311
    Custodian and accounting fees (Note 4)                          3,009             4,497              8,835
    Distribution fees (Note 4)                                      5,120            12,310             34,806
    Transfer agent fees (Note 4)                                    4,452             3,469              3,533
    Audit and legal fees                                            1,215             2,491              8,179
    Other                                                           2,317             9,534             30,933
                                                              ------------    --------------    ---------------
  Total Liabilities                                               169,940           171,775            238,358
                                                              ------------    --------------    ---------------
NET ASSETS CONSIST OF:
Paid in capital                                                33,157,716        45,437,611        204,712,238
Accumulated undistributed net investment income                                     125,517
Net unrealized appreciation on investments                      2,895,835           129,495
Accumulated net realized gains/(losses) and distributions in
  excess of realized gains                                    14,059,992)           239,090                (3)
                                                              ------------    --------------    ---------------
  Total Net Assets                                            $21,993,559       $45,931,713       $204,712,235
                                                              ============    ==============    ===============
Net assets
    Investor A Shares                                         $18,745,245       $42,195,118       $166,297,872
    Investor B/Institutional Shares                             3,248,314         3,736,595         38,414,363
                                                              ------------    --------------    ---------------
        Total                                                 $21,993,559       $45,931,713       $204,712,235
                                                              ============    ==============    ===============
Shares of capital stock
    Investor A Shares                                           2,244,196         4,393,434        166,297,872
    Investor B/Institutional Shares                               390,464           331,098         38,414,363
                                                              ------------    --------------    ---------------
        Total                                                   2,634,660         4,724,532        204,712,235
                                                              ============    ==============    ===============
Net asset value
    Investor A Shares redemption price per share                    $8.35             $9.60              $1.00
                                                              ============    ==============    ===============
    Investor B/Institutional Shares offering price per share*       $8.32            $11.29              $1.00
                                                              ============    ==============    ===============
Maximum sales charge (Investor A Shares)                            4.50%             4.50%                N/A
                                                              ============    ==============    ===============
Maximum offering price per share (Investor A Shares)**              $8.74            $10.05              $1.00
                                                              ============    ==============    ===============

 * Redemption price of Investor B Shares varies based on length of time shares are held.
** (100%/(100%-maximum sales charge) of net asset value adjusted to nearest cent).






SEE NOTES WHICH ARE AN INTEGRAL PART OF THE  FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS
                                                                 LARGE COMPANY           BALANCED          SMALL COMPANY
                                                                  SELECT FUND              FUND             SELECT FUND
                                                                -----------------   -------------------   -----------------
INVESTMENT INCOME:
Interest                                                              $1,445               $170,872                 $118
Dividend                                                             342,410                168,811               52,883
                                                                -------------         --------------         ------------
  TOTAL INCOME                                                       343,855                339,683               53,001
                                                                -------------         --------------         ------------
EXPENSES:
Investment advisory fees (Note 4)                                    217,269                130,260               61,209
Administration fees (Note 4)                                          46,169                 24,605               13,007
Distribution services fee (Investor A Shares) (Note 4)                43,827                 21,251               17,717
Distribution services and shareholder service fees (Investor B        96,278                 59,730                5,643
  Shares) (Note 4)
Custodian and accounting fees (Note 4)                                42,422                 24,763               15,052
Audit and legal fees                                                   4,878                  3,695                1,367
Trustees' fees and expenses                                            8,314                  3,699                1,813
Transfer agent fees (Note 4)                                          93,905                 46,072               65,637
Registration and filing fees                                              50
State registration fees                                               27,101                 26,504               26,858
Printing costs                                                        17,780                  5,626               11,926
Other                                                                  5,173                  4,307                4,063
                                                                -------------         --------------         ------------
  TOTAL EXPENSES                                                     603,166                350,512              224,292
                                                                -------------         --------------         ------------
Waivers
    Waiver of investment advisory fees (Note 4)                                            (14,473)
                                                                -------------         --------------         ------------
Net Expenses                                                         603,166                336,039              224,292
                                                                -------------         --------------         ------------
Net Investment Income (Loss)                                       (259,311)                  3,644            (171,291)
                                                                -------------         --------------         ------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains/(losses) from investment transactions           (604,033)              (108,460)              550,867
Net change in unrealized appreciation/(depreciation) from          6,095,209              2,322,005            2,601,979
  investments
                                                                -------------         --------------         ------------
Net realized/unrealized gains from investments                     5,491,176              2,213,545            3,152,846
Change in net assets resulting from operations                    $5,231,865             $2,217,189           $2,981,555
                                                                =============         ==============         ============





SEE NOTES WHICH ARE AN INTEGRAL PART OF THE  FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS
                                                                SELECT     U.S. GOVERNMENT   U.S. GOVERNMENT
                                                                VALUE          INCOME        SECURITIES MONEY
                                                                 FUND           FUND           MARKET FUND
                                                             ------------  ---------------   ----------------
INVESTMENT INCOME:
Interest                                                             $516      $1,369,306         $2,541,793
Dividend                                                          391,762          22,274              2,475
                                                              ------------   -------------    ---------------
  TOTAL INCOME                                                    392,278       1,391,580          2,544,268
                                                              ------------   -------------    ---------------
EXPENSES:
Investment advisory fees (Note 4)                                 165,537         192,303            331,987
Administration fees (Note 4)                                       29,622          81,728            376,252
Distribution services fee (Investor A Shares) (Note 4)             35,350         108,532            444,560
Distribution services and shareholder service fees  (Investor      32,850          46,629                  -
  B/IS Shares)  (Note 4)
Custodian and accounting fees (Note 4)                             29,479          51,567            111,558
Audit and legal fees                                                1,180          12,653             63,339
Trustees' fees and expenses                                         3,967          12,872             61,786
Transfer agent fees (Note 4)                                       53,449          42,032             37,527
Registration and filing fees                                            -               -                  -
State registration fees                                            26,577          26,817             30,931
Printing costs                                                      7,565          14,157             49,585
Other                                                               4,449           4,978            (2,796)
                                                              ------------   -------------    ---------------
  TOTAL EXPENSES                                                  390,025         594,268          1,504,729
Waivers
    Waiver of investment advisory fees  (Note 4)                 (18,334)               -            (8,708)
    Waiver of administration fees  (Note 4)                             -               -           (13,937)
    Waiver of custodian and accounting fees  (Note 4)                   -               -            (1,739)
                                                              ------------   -------------    ---------------
Net Expenses                                                      371,691         594,268          1,480,345
                                                              ------------   -------------    ---------------
Net Investment Income                                              20,587         797,312          1,063,923
                                                              ------------   -------------    ---------------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) from investment transactions        (565,747)         830,801                  -
Net change in unrealized appreciation/(depreciation) from
  investments                                                   4,835,429       (692,515)                  -
                                                              ------------   -------------    ---------------
Net realized/unrealized gains from investments                  4,269,682         138,286                  -
                                                              ------------   -------------    ---------------
Change in net assets resulting from operations                 $4,290,269        $935,598         $1,063,923
                                                              ============   =============    ===============







SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

STATEMENTS OF CHANGES IN NET ASSETS

                                            LARGE COMPANY                   BALANCED                SMALL COMPANY
                                             SELECT FUND                      FUND                    SELECT FUND
                                   --------------------------------------------------------------------------------------
                                      YEAR ENDED      YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                     DECEMBER 31,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                         2003            2002          2003          2002          2003          2002
                                   --------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income (loss)           $(259,311)      $(401,410)      $3,644        $39,438     $(171,291)    $(199,317)
 Net realized gains (losses) from
  investment transactions               (604,033)    (11,384,263)    (108,460)    (1,963,744)      550,867    (3,389,885)
                                   --------------------------------------------------------------------------------------
Net change in unrealized
  appreciation/(depreciation)
  from investments                      6,095,209     (1,246,576)   2,322,005       (956,228)    2,601,979       922,962
                                   --------------------------------------------------------------------------------------
Change in net assets resulting
  from operations                       5,231,865    (13,032,249)   2,217,189     (2,880,534)    2,981,555    (2,666,240)
                                   --------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
DISTRIBUTIONS FROM NET
INVESTMENT INCOME:
    Investor A Shares                           -               -      (4,996)       (38,112)            -             -
    Investor B Shares                           -               -           -              -             -             -
                                   --------------------------------------------------------------------------------------
Change in net assets resulting
  from distributions to
  shareholders                                  -               -      (4,996)       (38,112)            -             -
                                   --------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
    Proceeds from sale of shares        4,663,287      10,455,211   7,708,752      1,261,479     3,901,397       481,039
    Dividends reinvested                                                4,012         37,503
    Cost of shares redeemed           (10,493,944)    (22,781,092) (5,837,715)    (6,169,034)   (1,332,839)   (3,000,903)
                                   --------------------------------------------------------------------------------------
Change in net assets from
  capital transactions                 (5,830,657)    (12,325,881)   1,875,049    (4,870,052)     2,568,55   8(2,519,864)
                                   --------------------------------------------------------------------------------------
Change in net assets                     (598,792)    (25,358,130)   4,087,242    (7,788,698)    5,550,113    (5,186,104)
NET ASSETS:
    Beginning of period                27,603,519      52,961,649   13,272,637    21,061,335     5,626,032    10,812,136
                                   --------------------------------------------------------------------------------------
    End of period                     $27,004,727     $27,603,519  $17,359,879   $13,272,637   $11,176,145    $5,626,032
                                   --------------------------------------------------------------------------------------
Accumulated undistributed net
  investment income                            $-              $-          $-         $1,335            $-            $-
                                   ======================================================================================





SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

STATEMENTS OF CHANGES IN NET ASSETS
                                                                                                  U.S. GOVERNMENT
                                          SELECT VALUE               U.S. GOVERNMENT             SECURITIES MONEY
                                              FUND                     INCOME FUND                  MARKET FUND
                                   --------------------------------------------------------------------------------------
                                      YEAR ENDED      YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                     DECEMBER 31,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                         2003            2002          2003          2002          2003          2002
                                   --------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income                     $20,587       $31,499      $797,312     $1,626,682     $1,063,923      $2,511,702
Net realized gains (losses) from
  investment transactions                (565,747)   (6,257,791)      830,801      1,737,729
Net change in unrealized
  appreciation/(depreciation)
  from investments                      4,835,429       668,937      (692,515)       178,269              -               -
                                  -----------------------------------------------------------------------------------------
Change in net assets resulting
  fromoperations                        4,290,269    (5,557,355)      935,598      3,542,680      1,063,923       2,511,702
                                  -----------------------------------------------------------------------------------------

DISTRIBUTIONS TO SHAREHOLDERS:
DISTRIBUTIONS FROM NET
  INVESTMENT INCOME:
    Investor A Shares                     (20,622)      (31,502)     (853,568)    (1,553,187)      (766,857)     (1,970,598)
    Investor B Shares                                                 (38,229)       (72,317)
    Institutional Shares                                                                           (297,066)       (541,104)
DISTRIBUTIONS FROM NET REALIZED
  GAINS ON INVESTMENTS:
    Investor A Shares                           -             -      (823,846)    (1,214,635)             -               -
    Investor B Shares                           -             -       (61,242)      (107,739)             -               -
    Institutional Shares                        -             -             -              -              -               -
                                  -----------------------------------------------------------------------------------------
Change in net assets resulting
  from distributions to
  shareholders                            (20,622)      (31,502)   (1,776,885)    (2,947,878)    (1,063,923)     (2,511,702)
                                  -----------------------------------------------------------------------------------------
CAPITAL TRANSACTIONS:
    Proceeds from sale of shares        8,324,545     4,269,595    11,219,317     18,317,041    791,635,107   1,086,973,864
    Dividends reinvested                   15,020        29,342       550,179        828,752        403,980         716,717
    Cost of shares redeemed            (4,992,802)   (9,311,003)  (13,853,634)   (18,409,290)  (807,481,223) (1,074,463,791)
                                  -----------------------------------------------------------------------------------------
Change in net assets from
  capital transactions                  3,346,763    (5,012,066)   (2,084,138)       736,503    (15,442,136)     13,226,790
                                  -----------------------------------------------------------------------------------------
Change in net assets                    7,616,410   (10,600,923)   (2,925,425)     1,331,305    (15,442,136)     13,226,790
NET ASSETS:
    Beginning of period                14,377,149    24,978,072    48,857,138     47,525,833    220,154,371     206,927,581
                                  -----------------------------------------------------------------------------------------
    End of period                     $21,993,559   $14,377,149   $45,931,713    $48,857,138   $204,712,235    $220,154,371
                                  =========================================================================================
Accumulated undistributed net
  investment income                            $-            $-      $125,517      $124,235             $-              $-
                                  =========================================================================================









SEE NOTES WHICH ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

Notes to Financial Statements
THE RIVERFRONT FUNDS
DECEMBER 31, 2003

1. ORGANIZATION:

   The Riverfront Funds, Inc. was organized on March 27, 1990, and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company. Effective December 29, 1998, The Riverfront Funds, Inc., changed its form of organization from that of a Maryland corporation to an Ohio business trust by completing a reorganization with and into The Riverfront Funds, an Ohio business trust (the "Trust"), created for such purpose. The Trust consists of six portfolios (individually referred to as a "Fund", or collectively as the "Funds") as follows: The Riverfront Large Company Select Fund, The Riverfront Balanced Fund, The Riverfront Small Company Select Fund, The Riverfront Select Value Fund, The Riverfront U.S. Government Income Fund and The Riverfront U.S. Government Securities Money Market Fund.

                     PORTFOLIO NAME                                  INVESTMENT OBJECTIVE
---------------------------------------------------------------------------------------------------------------
RIVERFRONT Large Company Select Fund            Seeks long-term growth of capital with current income as a secondary objective.
---------------------------------------------------------------------------------------------------------------
RIVERFRONT Balanced Fund                        Seeks long-term growth of capital with some current income as a secondary objective.
---------------------------------------------------------------------------------------------------------------
RIVERFRONT Small Company Select Fund            Seeks capital growth.
---------------------------------------------------------------------------------------------------------------
RIVERFRONT Select Value Fund                    Seeks to achieve long-term growth of capital.
---------------------------------------------------------------------------------------------------------------
RIVERFRONT U.S. Government Income Fund          Seeks a high level of current income consistent with the
                                                preservation of capital, by investing primarily in securities issued or guaranteed by the U.S. government, its
                                                agencies and instrumentalities and in high quality fixed rate and adjustable rate mortgage-backed securities and other
                                                asset-backed securities.
---------------------------------------------------------------------------------------------------------------
RIVERFRONT U.S. Government Securities           Seeks current income from short-term U.S. government
Money Market Fund                               securities while preserving capital and maintaining liquidity.
---------------------------------------------------------------------------------------------------------------

   The assets of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which shares are held.

   The Large Company Select Fund, Balanced Fund, Small Company Select Fund, Select Value Fund and U.S. Government Income Fund each offer two share classes: Investor A Shares and Investor B Shares. The U.S. Government Securities Money Market Fund also offers two classes of shares: the Investor A Shares and Institutional Shares.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies consistently followed by the Funds in preparation of their financial statements. These policies are in conformity with generally accepted accounting principles ("GAAP") in the United States of America.

INVESTMENT VALUATION:

   Municipal bonds are valued by an independent pricing service, taking into consideration yield, liquidity, risk, credit quality, coupon, maturity, type of issue and any other factors or market data the pricing service deems relevant. U.S. government securities, listed corporate bonds, and other fixed income and asset-backed securities are generally valued at the mean of the latest bid and asked price as furnished by an independent pricing service. Listed equity securities are valued at the last sale price reported on a national securities exchange. The U.S. Government Securities Money Market Fund uses the amortized cost method to value portfolio securities in accordance with Rule 2a-7 under the 1940 Act. For the Large Company Select Fund, Balanced Fund, Small Company Select Fund, Select Value Fund and U.S. Government Income Fund, short term securities purchased with remaining maturities of 60 days or less may be valued at amortized cost, which approximates fair market value. Securities for which no quotations are readily available are valued at fair value as determined in good faith under procedures adopted by the Board of Trustees of the Trust (the "Trustees"). Investments in other open-end regulated investment companies are valued at net asset value.

   REPURCHASE AGREEMENTS:

   It is the policy of the Funds to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Trust to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement.

   The Funds will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Funds' adviser to be creditworthy pursuant to the guidelines and/or standards reviewed with, or established by, the Trustees. Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly the Funds may receive less than the repurchased price of the collateral securities. The Funds may utilize a joint trading account for the purpose of entering into one or more repurchase agreements.

   INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS:

   Interest income and expenses are accrued daily. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Non-cash dividends included in dividend income, if any, are recorded at fair value. Each of the Funds offer two classes of shares, which differ in their respective distribution and service fees. All shareholders bear the common expenses of the Funds based on average daily net assets of each class, without distinction between share classes. Income, expenses (other than expenses attributable to a specific class), and realized and unrealized gains or losses on investments are allocated to each class of shares based on its relative net assets. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are generally due to differences in separate class expenses.

   PREMIUM AND DISCOUNT AMORTIZATION/PAYDOWN GAINS AND LOSSES:

   All premiums/discounts are amortized/accreted for financial reporting purposes as required. Gains and losses realized on pre-payment of mortgage-backed securities (paydown gains and losses) are classified as part of investment income.

   FEDERAL TAXES:

   It is each Fund's policy to comply with the Sub chapter M provision of the Internal Revenue Code, as amended (the "Code"), applicable to regulated investment companies and to distribute to shareholders each year substantially all of its income. Accordingly, no provision for federal tax is necessary.

   The timing and character of income and capital gain distributions are determined in accordance with income tax regulations which may differ from GAAP. These differences are primarily due to differing book/ tax treatments of market discount reclasses, paydown gains and losses and net investment income (loss). The following reclassifications have been made to the financial statements:
                                             INCREASE (DECREASE)
                                   --------------------------------------------
                                                UNDISTRIBUTED
                                               (DISTRIBUTIONS
                                               IN EXCESS OF)     ACCUMULATED
                                   PAID-IN     NET INVESTMENT   NET REALIZED
                                   CAPITAL         INCOME        GAIN (LOSS)
                                   --------------------------------------------
Large Company Select Fund........ $(259,311)      $259,311              -
Balanced Fund....................       (17)            17              -
Small Company Select Fund........  (171,291)       171,291              -
Select Value Fund................       (35)            35              -
U.S. Government Income Fund......   (95,767)             -         95,767

   As of December 31, 2003, the following Funds had capital loss carryforwards for federal tax purposes, as noted below, which will reduce the Funds' taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Funds of any liability for federal tax. Pursuant to the Code, such capital loss carryforwards will expire as follows:

                                                                                                     TOTAL TAX LOSS
FUND                                 2006       2007          2009           2010           2011       CARRYFORWARD
----                                 ----       ----          ----           ----           ----     --------------
Large Company Select Fund             $-            $-    $10,258,008    $11,700,131    $1,241,750     $23,199,889
Balanced Fund                          -             -      2,967,191      1,913,284       134,744       5,015,219
Small Company Select Fund              -             -      1,974,487      5,890,097                     7,864,584
Select Value Fund                      -     4,157,318      2,560,458      5,750,702     1,528,610      13,997,088
U.S. Government Securities Money
   Market Fund                         3             -              -              -             -               3

   Additionally, the following Funds had capital losses attributable to security transactions incurred after October 31, 2003, which were treated as arising on January 1, 2004 the first day of each Fund's next taxable year as follows:

FUND                                                  CAPITAL LOSSES DEFERRED
----                                                  -----------------------
Balanced Fund                                                  $38,405
U.S. Government Income Fund                                        845

   As of December 31, 2002 and 2003 the tax composition of distributions were as follows:

FUND                                            ORDINARY INCOME                          LONG-TERM CAPITAL GAINS
----                                            ---------------                          -----------------------
                                           Year Ended             Year Ended           Year Ended           Year Ended
                                    December 31, 2003      December 31, 2002    December 31, 2003    December 31, 2002
Large Company Select Fund                          $                   $                   $                   $
Balanced Fund                                  4,996              38,112
Small Company Select Fund
Select Value Fund                             20,622              31,502
U.S. Government Income Fund                1,573,751           2,436,083             203,134             511,795
U.S. Government Securities Money
   Market Fund                             1,063,923           2,511,702

   As of December 31, 2002 and 2003, the components of distributable earnings on a tax basis were as follows:

                             UNDISTRIBUTED ORDINARY        UNDISTRIBUTED LONG TERM             UNREALIZED
                                   INCOME                          GAINS              APPRECIATION/(DEPRECIATION)
                            -------------------------------------------------------------------------------------------
                              Year Ended      Year Ended    Year Ended    Year Ended      Year Ended     Year Ended
                             December 31,    December 31,  December 31,  December 31,    December 31,   December 31,
                                 2003            2002          2003          2002            2003           2002
                            -------------------------------------------------------------------------------------------
Large Company Select Fund             $              $         $                  $      $2,110,936     $(4,229,463)
Balanced Fund                                    1,335                                    2,059,265        (262,740)
Small Company Select Fund                                                                 2,697,260           87,842
Select Value Fund                                                                         2,832,909      (2,263,542)
U.S. Government Income Fund     125,517        227,974                      189,638         109,508          822,010
U.S. Government Securities
   Money Market Fund

   As of December 31, 2003, the gross appreciation and gross depreciation, of investments, on a tax basis were as follows:

                                   COST OF       UNREALIZED       UNREALIZED       NET UNREALIZED
FUND                             INVESTMENTS    APPRECIATION     DEPRECIATION      APPRECIATIONS
                               -----------------------------------------------------------------------
Large Company Select Fund        $24,704,114     $3,398,591      $(1,287,655)        $2,110,936
Balanced Fund                     15,276,725      2,331,815         (272,550)         2,059,265
Small Company Select Fund          8,495,390      2,796,880          (99,620)         2,697,260
Select Value Fund                 19,288,528      3,159,451         (326,542)         2,832,909
U.S. Government Income Fund       45,575,950        163,600          (54,092)           109,508
U.S. Government Securities
   Money Market Fund             204,625,910*

* At amortized cost.

   The difference between book-basis and tax-basis unrealized appreciation/depreciation is attribable to the differing treatment for the tax deferral of losses on wash sales.

   WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS:

   The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

   USE OF ESTIMATES:

   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets, liabilities, expenses and revenues reported in the financial statements. Actual results could differ from those estimates.

   OTHER:

   Investment transactions are accounted for on a trade date basis.

3. SHARES OF BENEFICIAL INTEREST:

   The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Transactions in shares were as follows:

                                                             LARGE COMPANY SELECT FUND
                                           ---------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31, 2003   YEAR ENDED DECEMBER 31, 2002
                                           ---------------------------------------------------------------
INVESTOR A SHARES                                SHARES         DOLLARS        SHARES          DOLLARS
                                           ---------------------------------------------------------------
Shares sold                                       553,224     $4,041,960      1,392,941       $9,982,288
Shares redeemed                                (1,196,687)    (8,788,538)    (2,812,740)     (20,274,211)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor A Share transactions                 (643,463)   $(4,746,578)    (1,419,799)    $(10,291,923)
                                           ===============================================================

                                                             LARGE COMPANY SELECT FUND
                                           ---------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31, 2003   YEAR ENDED DECEMBER 31, 2002
                                           ---------------------------------------------------------------
INVESTOR B SHARES                                SHARES         DOLLARS        SHARES          DOLLARS
                                           ---------------------------------------------------------------
Shares sold                                        90,316       $621,327         63,522         $472,923
Shares redeemed                                  (257,978)    (1,705,406)      (346,647)      (2,506,881)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor B Share transactions                 (167,662)   $(1,084,079)      (283,125)     $(2,033,958)
                                           ===============================================================

                                                                   BALANCED FUND
                                           ---------------------------------------------------------------
                                            YEAR ENDED DECEMBER 31, 2003   YEAR ENDED DECEMBER 31, 2002
                                           ---------------------------------------------------------------
INVESTOR A SHARES                                SHARES         DOLLARS        SHARES          DOLLARS
                                           ---------------------------------------------------------------
Shares sold                                       779,232     $7,160,251        104,827         $977,456
Shares issued to shareholders
   in payment of
   distributions declared                             434          4,012          4,160           37,503
Shares redeemed                                  (285,569)    (2,647,550)      (290,763)      (2,695,763)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor A Share transactions                  494,097     $4,516,713       (181,776)     $(1,680,804)
                                           ===============================================================

                                                                    BALANCED FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                        57,429        $548,501        29,267         $284,023
Shares redeemed                                  (340,719)     (3,190,165)     (356,991)      (3,473,271)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor B Share transactions                 (283,290)    $(2,641,664)     (327,724)     $(3,189,248)
                                           ===============================================================

                                                              SMALL COMPANY SELECT FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                       961,863     $3,822,780        116,266         $443,295
Shares redeemed                                  (289,960)    (1,167,269)      (776,943)      (2,745,933)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor A Share transactions                  671,903     $2,655,511       (660,677)     $(2,302,638)
                                           ===============================================================

                                                             SMALL COMPANY SELECT FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                        18,260        $78,617          9,854          $37,744
Shares redeemed                                   (44,307)      (165,570)       (65,401)        (254,970)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor B Share transactions                  (26,047)      $(86,953)       (55,547)       $(217,226)
                                           ===============================================================

                                                                  SELECT VALUE FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                     1,082,181     $7,920,914        503,173       $3,866,384
Shares issued to shareholders
   in payment of
   distributions declared                           1,823         15,020          4,393           29,342
Shares redeemed                                  (488,287)    (3,613,451)    (1,006,287)      (7,717,246)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor A Share transactions                  595,717     $4,322,483       (498,721)     $(3,821,520)
                                           ===============================================================

                                                                  SELECT VALUE FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                        52,966       $403,631         52,591         $403,211
Shares redeemed                                  (185,861)    (1,379,351)      (210,700)      (1,593,757)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor B Share transactions                 (132,895)     $(975,720)      (158,109)     $(1,190,546)
                                           ===============================================================

                                                             U.S. GOVERNMENT INCOME FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                     1,059,188    $10,352,801      1,534,081      $15,065,093
Shares issued to shareholders
   in payment of
   distributions declared                          47,513        459,654         68,927          668,870
Shares redeemed                                (1,222,506)   (11,819,469)    (1,816,824)     (17,828,882)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor A Share transactions                 (115,805)   $(1,007,014)      (213,816)     $(2,094,919)
                                           ===============================================================

                                                             U.S. GOVERNMENT INCOME FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                        75,989       $866,516        287,417       $3,251,948
Shares issued to shareholders
   in payment of
   distributions declared                           7,982         90,525         14,126          159,882
Shares redeemed                                  (177,650)    (2,034,165)       (51,700)        (580,408)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor B Share transactions                  (93,679)   $(1,077,124)       249,843       $2,831,422
                                           ===============================================================

                                                    U.S. GOVERNMENT SECURITIES MONEY MARKET FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                   717,878,662   $717,878,662    987,989,401     $987,989,401
Shares issued to shareholders
   in payment of
   distributions declared                         309,757        309,757        624,713          624,713
Shares redeemed                              (725,540,103)  (725,540,103)  (995,915,873)    (995,915,873)
                                           ---------------------------------------------------------------
Net changes resulting from
   Investor A Share transactions               (7,351,684)   $(7,351,684)    (7,301,759)     $(7,301,759)
                                           ===============================================================

                                                    U.S. GOVERNMENT SECURITIES MONEY MARKET FUND
                                            --------------------------------------------------------------
                                             YEAR ENDED DECEMBER 31, 2003  YEAR ENDED DECEMBER 31, 2002
                                            --------------------------------------------------------------
                                                  SHARES        DOLLARS        SHARES         DOLLARS
                                            --------------------------------------------------------------
Shares sold                                    73,756,445    $73,756,445     98,984,463      $98,984,463
Shares issued to shareholders
   in payment of
   distributions declared                          94,223         94,223         92,004           92,004
Shares redeemed                               (81,941,120)   (81,941,120)   (78,547,918)     (78,547,918)
                                           ---------------------------------------------------------------
Net changes resulting from
   Institutional Share
   transactions                                (8,090,452)   $(8,090,452)    20,528,549      $20,528,549
                                           ===============================================================

4. INVESTMENT ADVISER FEE AND OTHER TRANSACTIONS WITH AFFILIATES:

   INVESTMENT ADVISORY FEE

   Provident Investment Advisors, Inc., the Fund's investment adviser (the "Adviser"), has entered into an Investment Advisory Agreement with the Trust whereby the Adviser supervises and manages the investments of the Funds. Under the terms of the Investment Advisory Agreement, the Adviser is entitled to receive fees based on a percentage of the average daily net assets of each Fund as listed below. The Adviser may voluntarily choose to waive any portion of its fee. During the year ended December 31, 2003, the adviser voluntarily waived $14,473, $18,334 and $8,708 for the Balanced Fund, Select Value Fund and Money Market Fund, respectively. The Adviser can modify or terminate this voluntary waiver on these Funds at any time at its sole discretion.

FUND                                                        ANNUAL RATE
Large Company Select Fund                                     0.80%
Balanced Fund                                                 0.90%
Small Company Select Fund                                     0.80%
Select Value Fund                                             0.95%
U.S. Government Income Fund                                   0.40%
U.S. Government Securities Money Market Fund                  0.15%

   ADMINISTRATION FEE

   Federated Services Company ("FServ"), under an Agreement for Administrative Services with the Trust, provides the Funds with certain administrative personnel and services. The fee paid to FServ is equal to 0.17% of the aggregate average daily net assets of each Fund. FServ may voluntarily choose to waive a portion of its fee. During the year ended December 31, 2003, FServ voluntarily waived $13,937 for the Money Market Fund. FServ can modify or terminate this voluntary waiver at any time at its sole discretion.

   DISTRIBUTION SERVICES FEE

   Edgewood Services, Inc., ("Distributor") is the principal underwriter and distributor of the Trust. The Trust has adopted Distribution Plans (the "Plans") pursuant to Rule 12b-1 under the 1940 Act. Under the terms of the Plans, the Funds will compensate the Distributor from the daily net assets of the Funds to finance activities intended to result in the sale of the Fund's Investor A Shares and Investor B Shares. The Plans provide that the Funds may incur distribution expenses according to the following schedule annually, to compensate the Distributor. The Distributor may voluntarily choose to waive any portion of its fee. The Distributor can modify or terminate this voluntary waiver at any time at its sole discretion.

                                                 PERCENTAGE OF AVERAGE DAILY
SHARE CLASS NAME                                     NET ASSETS OF CLASS
----------------                                     -------------------
Investor A Shares                                          0.25%
Investor B Shares                                          1.00%

   SALES CHARGES

   For the fiscal year ended December 31, 2003, the Distributor retained $2,964 in sales charges from the sale of Investor A Shares. See "What Do Shares Cost?" in the Prospectus.

   CUSTODIAN, FUND ACCOUNTING AND RECORDKEEPING FEES

   Provident serves as custodian and fund accountant to the Trust. Under the terms of the Custodian, Fund Accounting and Recordkeeping Agreement, Provident is entitled to receive fees based on a percentage of the average daily net assets of each Fund. Provident will also be reimbursed for certain out-of-pocket expenses. During the year ended December 31, 2003, Provident voluntarily waived $1,739 for the Money Market Fund.

   TRANSFER AND DIVIDEND DISBURSING AGENT FEES AND EXPENSES

   Provident serves as transfer agent and dividend disbursing agent to the Trust. Under the terms of the Master Transfer and Recordkeeping Agreement, Provident is entitled to receive fees based on the size, type and number of accounts and transactions made by shareholders of each Fund. Provident will also be reimbursed for certain out-of-pocket expenses.

   GENERAL

   Certain of the Officers and Trustees of the Trust are Officers and Directors of the above companies.

5. PURCHASES AND SALES OF SECURITIES:

   Purchases and sales of securities, excluding long-term U.S. government securities and short-term obligations for the year ended December 31, 2003 were as follows:

FUND                                            PURCHASES        SALES
----                                            ---------        -----
Large Company Select Fund                      $26,556,220    $32,595,110
Balanced Fund                                    7,771,252      5,409,975
Small Company Select Fund                        8,547,054      6,165,970
Select Value Fund                               11,579,565      8,486,434

   Purchases and sales of long-term U.S. government securities, for the year ended December 31, 2003 were as follows:

FUND                                            PURCHASES        SALES
----                                            ---------        -----
Balanced Fund                                  $4,116,728     $3,950,937
Select Value Fund                                 200,000
U.S. Government Income Fund                   264,269,843    269,827,493

6. FEDERAL TAX INFORMATION (UNAUDITED)

   The U.S. Government Income Fund hereby designates $203,134 as capital gain dividends for the year ended December 31,2003.

   For the fiscal year ended December 31, 2003, 40.61% and 95.98% of the distributions from net investment income paid by the Balanced Fund and Select Value Fund, respectively, qualify for the dividend received deduction available to corporate shareholders.

   For the fiscal year ended December 31, 2003, 31.78% and 100% of the distributions from net investment income paid by the Balanced Fund and Select Value Fund, respectively, are qualifying dividends which may be subject to a maximum tax rate of 15% as provided for by the Jobs and Growth Tax Relief Act of 2003. Complete information will be reported in conjunction with your 2003 Form 1099-DIV.

7. SUBSEQUENT EVENT

   Effective February 8, 2004, the Trust changed its name to The Provident Riverfront Funds.

8. CHANGE IN INDEPENDENT AUDITORS (UNAUDITED)

   In February 2003, based on the recommendation of the Trust's Audit Committee, the Board of Trustees selected Deloitte & Touche LLP ("D&T") as the Trust's independent auditors for the fiscal year ending December 31, 2003. D&T replaces Ernst & Young LLP ("E&Y"), which served as the Trust's independent auditors for the fiscal year ended December 31, 2002 and prior years. The change from E&Y to D&T was made in connection with the Trust's annually required selection of auditors.

   The reports on the financial statements audited by E&Y for the years ended December 31, 2002, 2001, 2000 and 1999 for the Funds did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Funds and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements of such years.

Independent Auditors' Report
THE RIVERFRONT FUNDS

   To the Shareholders and Board of Trustees of The Riverfront Funds

We have audited the accompanying statements of assets and liabilities of The Riverfront Funds (the "Funds"), including the Large Company Select Fund, Balanced Fund, Small Company Select Fund, Select Value Fund, U.S. Government Income Fund, and U.S. Government Securities Money Market Fund, including the schedules of portfolio investments, as of December 31, 2003, and the related statements of operations, statements of changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended December 31, 2002 and the financial highlights presented for periods prior to December 31, 2003 were audited by other auditors whose report, dated February 10, 2003, expressed an unqualified opinion on such statements and financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Riverfront Funds as of December 31, 2003, the results of their operations, the changes in their net assets, and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 23, 2004

Board of Trustees and Trust Officers
THE RIVERFRONT FUNDS
DECEMBER 31, 2003
BOARD OF TRUSTEES AND TRUST OFFICERS

The following tables give information about each Board member and the senior officers of the Funds. The tables separately list Board members who are "interested persons" of the Fund (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). The Riverfront Funds Fund Complex consists of six investment company portfolios. Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in The Riverfront Funds Fund Complex and serves for an indefinite term. The Funds' Statement of Additional Information includes additional information about Trust Trustees and is available, without charge and upon request, by calling 1-800-424-2295.

INTERESTED TRUSTEES BACKGROUND
NAME AGE ADDRESS POSITIONS
HELD WITH TRUST DATE
SERVICE BEGAN                 PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS AND OTHER DIRECTORSHIPS HELD
-----------------------------------------------------------------------------------------------------------------------
WILLIAM N. STRATMAN*          PRINCIPAL OCCUPATION:  Owner, Bohlender Engraving Co. (engraving and printing company);
Age: 61                       President and Co-owner, Marno Corporation (holding corporation for Mariner's Inn West
5800 Corporate Drive          Property); Vice President and Co-owner of Mariners Inn Banquet Halls.
Pittsburgh, PA 15237-7010
Trustee                       OTHER DIRECTORSHIPS HELD:  None
Began serving: May 1998

*Mr. Stratman is an Interested Trustee by virtue of owning 40,000 shares of Provident Financial Group, Inc.

INDEPENDENT TRUSTEES BACKGROUND
NAME AGE ADDRESS POSITIONS
HELD WITH TRUST DATE
SERVICE BEGAN                 PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS AND OTHER DIRECTORSHIPS HELD
-----------------------------------------------------------------------------------------------------------------------
J. VIRGIL EARLY, JR.          PRINCIPAL OCCUPATION: President, Early & Associates (business consulting); Vice
Age: 66                       President of Synovus Trust Company.
5800 Corporate Drive
Pittsburgh, PA 15237-7010     OTHER DIRECTORSHIPS Held: None
Trustee
Began serving: October 1992

WILLIAM M. HIGGINS            PRINCIPAL OCCUPATION:  Senior Vice President of Sena Weller Rohs Williams, Inc.,
Age: 59                       (investment advisory services).
5800 Corporate Drive
Pittsburgh, PA 15237-7010     OTHER DIRECTORSHIPS Held: None
Trustee
Began serving: October 1992

INTERESTED TRUSTEES BACKGROUND, CONTINUED
-----------------------------------------------------------------------------------------------------------------------
NAME AGE ADDRESS POSITIONS    PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS AND OTHER DIRECTORSHIPS HELD
HELD WITH TRUST DATE
SERVICE BEGAN
-----------------------------------------------------------------------------------------------------------------------
HARVEY M. SALKIN, PH.D        PRINCIPAL OCCUPATION:  Professor, Case Western Reserve University; President and
Age: 58                       Director of Marshall Plan Advisers, Inc. (investment advisory services).
10900 Euclid Avenue
Cleveland, OH 44106-7001      OTHER DIRECTORSHIPS Held: None
Trustee
Began serving: January 1996

DONALD C. SIEKMANN            PRINCIPAL OCCUPATION:  President, Shor Foundation for Epilepsy Research (charitable
Age: 65                       foundation); Executive, DuroBag Manufacturing, Co., (manufacturer of paper bags);
5800 Corporate Drive          Retired: former partner of Arthur Andersen (independent public accountants).
Pittsburgh, PA 15237-7010
Trustee                       OTHER DIRECTORSHIPS HELD: None
Began serving: February 1998

OFFICERS
-----------------------------------------------------------------------------------------------------------------------
NAME AGE ADDRESS POSITIONS
HELD WITH TRUST DATE
SERVICE BEGAN                 PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS AND OTHER DIRECTORSHIPS HELD
-----------------------------------------------------------------------------------------------------------------------
J. DONALD RAINES              PRINCIPAL OCCUPATION: Senior Vice President, Managing Director, Chief Investment
Age: 51                       Officer of the Adviser. One East Fourth Street
Cincinnati, OH 45202
Interim President             PREVIOUS POSITIONS: Senior Vice President, Senior Strategist, Portfolio Manager of the
Began Serving: August 2003    Adviser.

GEORGE M. POLATAS             PRINCIPAL OCCUPATION: Assistant Vice President/Business Manager, Federated Services
Age: 41                       Company; Vice President and Assistant Treasurer of various Funds distributed by
1001 Liberty Avenue           Edgewood Services, Inc.
Pittsburgh, PA 15222-3779
Vice President
Began Serving: February 1999

C. JOHN OLLIER                PRINCIPAL OCCUPATION: Vice President, Mutual Fund Services, The Provident Bank.
Age: 64
5800 Corporate Drive
Pittsburgh, PA 15237-7010
Treasurer
Began Serving: November 2001

TIMOTHY S. JOHNSON            PRINCIPAL OCCUPATION:  Counsel, Reed Smith LLP; Secretary, Hibernia Funds; Vice
Age: 42                       President and Corporate Counsel, Federated Services Company (1996-2002); Secretary,
435 Sixth Avenue              Edgewood Services, Inc. (1999-2002); Assistant Secretary, Federated Securities Corp.
Pittsburgh, PA 15219-1886     (1999-2002); Secretary, Federated Shareholder Services Company (1999-2002); Secretary,
Secretary                     Retirement Plan Services Company of America (1998-2002); Secretary, FTI Funds
Began Serving: February 1999  (1999-2001); Assistant Secretary, Great Plains Funds (1997-2001); Assistant Secretary,
                              Wachovia Funds and Wachovia Municipal Funds (1998-2001); Assistant Secretary,
                              Independence One Funds (1998-2001).

                         The Provident Riverfront Funds

                               INVESTMENT ADVISER
                       PROVIDENT INVESTMENT ADVISORS, INC.
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202

                                   DISTRIBUTOR
                             EDGEWOOD SERVICES, INC.
                              5800 CORPORATE DRIVE
                            PITTSBURGH, PA 15237-5829

                        FOR ADDITIONAL INFORMATION CALL:
                               THE PROVIDENT BANK
                              MUTUAL FUND SERVICES
                                 1-800-424-2295

MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THIS REPORT MUST BE PRECEDED OR ACCOMPANIED BY THE FUNDS' PROSPECTUS WHICH CONTAINS FACTS CONCERNING ITS OBJECTIVES AND POLICIES, MANAGEMENT FEES, EXPENSES AND OTHER INFORMATION.

VOTING PROXIES ON FUND PORTFOLIO SECURITIES

A DESCRIPTION OF THE POLICIES AND PROCEDURES THAT THE FUNDS USE TO DETERMINE HOW TO VOTE PROXIES RELATING TO SECURITIES HELD IN EACH FUND'S PORTFOLIO IS AVAILABLE, WITHOUT CHARGE AND UPON REQUEST, BY CALLING 1-800-424-2295. THIS INFORMATION IS ALSO AVAILABLE FROM THE EDGAR DATABASE ON THE SEC'S INTERNET SITE AT HTTP://WWW.SEC.GOV.

Cusip 744037300
Cusip 744037409
Cusip 744037102
Cusip 744037201
Cusip 744037706
Cusip 744037805
Cusip 744037508
Cusip 744037607
Cusip 744037888
Cusip 744037870
Cusip 744037862
Cusip 744037854

G02568-01 (2/04)